UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CENTRAL PACIFIC FINANCIAL CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐

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CENTRAL PACIFIC FINANCIAL CORP.

220 South King Street
Honolulu, Hawaii 96813
(808) 544-0500

APRIL 25, 2006 ANNUAL MEETING
YOUR VOTE IS IMPORTANT

March 20, 2006

Dear Fellow Shareholder:

On behalf of your Board of Directors, we cordially invite you to attend the 2006 Annual Meeting of Shareholders of Central Pacific Financial Corp. The Annual Meeting will be held on April 25, 2006, at 6:00 p.m., Hawaii time, in the Haleakala and Kilauea Rooms of the Hawaii Prince Hotel Waikiki, 100 Holomoana Street, Honolulu, Hawaii.

The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe matters to be acted upon at the Annual Meeting. Please give these materials your prompt attention. Then, we ask that you sign, date and mail promptly the enclosed Proxy Card in the enclosed postage-paid envelope to ensure that your shares are voted accordingly. Shareholders who attend the meeting may withdraw their proxy and vote in person if they wish to do so.

We appreciate your continued interest in Central Pacific Financial Corp. and are confident that, as in the past, you will continue to vote your shares.

Sincerely,

RONALD K. MIGITA Chairman	CLINT ARNOLDUS Vice Chairman and Chief Executive Officer

CENTRAL PACIFIC FINANCIAL CORP.

220 South King Street
 Honolulu, Hawaii 96813
(808) 544-0500

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 25, 2006

TO THE SHAREHOLDERS OF CENTRAL PACIFIC FINANCIAL CORP.:

NOTICE IS HEREBY GIVEN that, pursuant to its Restated Bylaws and the call of its Board of Directors, the Annual Meeting of Shareholders (the “Meeting”) of Central Pacific Financial Corp. (the “Company”) will be held in the Haleakala and Kilauea Rooms of the Hawaii Prince Hotel Waikiki, 100 Holomoana Street, Honolulu, Hawaii, on April 25, 2006, at 6:00 p.m., Hawaii time, for the purpose of considering and voting upon the following matters:

1.                Election of Directors.   To elect five persons to the Board of Directors for a term of three years and to serve until their successors are elected and qualified, as more fully described in the accompanying Proxy Statement.

2.                Ratification of Appointment of Independent Registered Public Accounting Firm.   To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

3.                Other Business.   To transact such other business as may properly come before the Meeting and at any and all adjournments thereof.

Only those shareholders of record at the close of business on February 28, 2006 shall be entitled to notice of and to vote at the Meeting.

SHAREHOLDERS ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY IN THE POSTAGE PREPAID ENVELOPE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON IF THEY WISH TO DO SO.

By order of the Board of Directors,
GLENN K. C. CHING Senior Vice President and Corporate Secretary
Dated: March 20, 2006

CENTRAL PACIFIC FINANCIAL CORP.

220 South King Street
Honolulu, Hawaii 96813
(808) 544-0500

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

APRIL 25, 2006

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies (“Proxies”) by the Board of Directors (the “Board”) of Central Pacific Financial Corp. (the “Company”) for use at the Annual Meeting of Shareholders (the “Meeting”) of the Company to be held in the Haleakala and Kilauea Rooms of the Hawaii Prince Hotel Waikiki, 100 Holomoana Street, Honolulu, Hawaii, on April 25, 2006, 6:00 p.m., Hawaii time, and at any and all adjournments thereof. The approximate date on which this Proxy Statement and accompanying Notice and form of proxy are first being mailed to shareholders is March 24, 2006.

Matters to be Considered

The matters to be considered and voted upon at the Meeting will be:

1.                Election of Directors.   To elect five persons to the Board for a term of three years and to serve until their successors are elected and qualified.

2.                Ratification of Appointment of Independent Registered Public Accounting Firm.   To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

3.                Other Business.   To transact such other business as may properly come before the Meeting and at any and all adjournments thereof.

Record Date, Outstanding Securities and Voting Rights

The Board fixed the close of business on February 28, 2006 as the record date (the “Record Date”) for the determination of the shareholders of the Company entitled to notice of and to vote at the Meeting. Only holders of record of shares of Common Stock at the close of business on the Record Date will be entitled to vote at the Meeting and at any adjournment or postponement of the Meeting. There were 30,452,770 shares of the Company’s common stock, no par value (“Common Stock”), issued and outstanding on the Record Date, held by approximately 3,359 holders of record.

Each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share of Common Stock standing in the holder’s name on the books of the Company as of the Record Date on any matter submitted to the vote of the shareholders.

Quorum

The required quorum for the transaction of business at the Meeting is a majority of the total outstanding shares of Common Stock entitled to vote at the Meeting, either present in person or represented by proxy. Abstentions will be included in determining the number of shares present at the Meeting for the purpose of determining the presence of a quorum.

Broker Authority to Vote

Under the rules of the National Association of Securities Dealers, Inc., member brokers generally may not vote shares held by them in street name for customers unless they are permitted to do so under the rules of any national securities exchange of which they are a member. Under the rules of the New York Stock Exchange, Inc. (“NYSE”), a member broker who holds shares in street name for customers has the authority to vote on certain terms if it has transmitted proxy soliciting materials to the beneficial owner but has not received instructions from that owner. NYSE rules permit member brokers that do not receive instructions from their customers to vote on both of the proposals discussed above in their discretion.

Vote Required to Approve the Proposals

Proposal 1: Election of Directors.   You may vote “FOR” or “WITHHOLD” with respect to any or all director nominees. The election of directors requires a plurality of the votes cast “FOR” the election of directors by the shares entitled to vote in the election at a meeting at which a quorum is present. Accordingly, the five directorships to be filled at the meeting will be filled by the five nominees receiving the highest number of “FOR” votes; votes that are “WITHHELD” will be excluded entirely from the vote and will have no effect on the outcome of the vote.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm.   The proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm requires the affirmative vote of shareholders holding not less than a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Meeting. An abstention from voting on the proposal to ratify the appointment of KPMG LLP will have the effect of a vote “AGAINST” the proposal.

The Board of Directors recommends a vote “FOR” the election of all nominees as directors, and “FOR” ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006. It is not anticipated that any matters will be presented at the Meeting other than as set forth in the accompanying Notice of the Meeting. If any other matters are presented properly at the Meeting, however, the Proxy will be voted by the Proxy Holders in accordance with the recommendations of the Board of Directors.

Revocability of Proxies

Any shareholder who executes and delivers such Proxy has the right to revoke it at any time before it is exercised by filing with the Corporate Secretary of the Company an instrument revoking it or a duly executed Proxy bearing a later date. A Proxy may also be revoked by attending the Meeting and voting in person at the Meeting. Subject to such revocation, all shares represented by a properly executed Proxy received in time for the Meeting will be voted by the Proxy Holders in accordance with the instructions on the Proxy.

Solicitation of Proxies

This solicitation of Proxies is made on behalf of the Board, and the Company will bear the costs of the preparation of proxy materials and the solicitation of Proxies for the Meeting. It is contemplated that Proxies will be solicited principally through the mail, but directors, officers and regular employees of the Company or its subsidiary, Central Pacific Bank (the “Bank”), may solicit Proxies personally, by telephone, electronically or by other means of communication. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to beneficial owners. The Company has retained D.F. King & Co., Inc. to assist it in connection with the solicitation of Proxies for a fee of approximately $8,500, plus reimbursement of expenses.

Principal Shareholders

Based on filings made under Section 13(d) and Section 13(g) of the Securities and Exchange Act of 1934, as amended, as of the Record Date, the following were the only persons known to management of the Company to beneficially own more than five percent of the Company’s outstanding Common Stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Private Capital Management, L.P.	2,613,813(1)	8.58%
Bruce S. Sherman 8889 Pelican Bay Boulevard Suite 500 Naples, Florida 34108-7512
Barclays Global Investors, N.A.	3,556,754(2)	11.68%
Barclays Global Fund Advisors 45 Fremont Street, 17th Floor San Francisco, California 94105-2228

(1)          According to a Schedule 13G filed on February 14, 2006, Private Capital Management, L.P. has shared dispositive and voting power over 2,589,023 shares, and Bruce Sherman, CEO of Private Capital Management, L.P., has sole voting and dispositive power over 24,790 shares.

(2)          According to a Schedule 13G filed on January 26, 2006, Barclays Global Investors, N.A. has sole dispositive power over 2,813,485 shares, including 2,525,136 shares over of which it has sole voting power and Barclays Global Fund Advisors has sole dispositive power over 743,269 shares including 739,518 shares over which it has sole voting power.

Security Ownership of Directors, Nominees and Executive Officers

The following table sets forth certain information regarding beneficial ownership of Common Stock by each of the current directors, and the Named Executive Officers (as defined below under the heading “Compensation of Directors and Executive Officers—Executive Compensation”), as well as all directors and executive officers as a group, as of the close of business on March 6, 2006. Unless otherwise noted, the address of each person is c/o Central Pacific Financial Corp., 220 South King Street, Honolulu, Hawaii 96813.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Directors and Nominees
Clint Arnoldus	138,669	(3)	*
Richard J. Blangiardi	935	(4)	*
Christine H. H. Camp Friedman	1,868	(5)	*
Earl E. Fry	—
B. Jeannie Hedberg	2,877	(6)	*
Dennis I. Hirota	28,866	(7)	*
Clayton K. Honbo	496,428	(8)	1.63%
Paul J. Kosasa	26,010	(9)	*
Duane K. Kurisu	20,105	(10)	*
Colbert M. Matsumoto	22,115	(11)	*
Ronald K. Migita	248,949	(12)	*
Crystal K. Rose	2,780	(13)	*
Mike K. Sayama	22,385	(14)	*
Maurice H. Yamasato	13,752	(15)	*
Dwight L. Yoshimura	20,861	(16)	*
Named Executive Officers(17)
Neal K. Kanda	22,547	(18)	*
Blenn A. Fujimoto	34,204	(19)	*
Dean K. Hirata	35,226	(20)	*
Denis K. Isono	7,158	(21)	*
All Directors and Executive Officers as a Group (19 persons)	1,145,735	(22)	3.70%

(*)          Less than one percent.

(1)          Except as otherwise noted below, each person has sole voting and investment powers with respect to the shares listed. The numbers shown include the shares actually owned as of March 6, 2006 and, in accordance with Rule 13d-3 under the Securities Exchange Act, as amended, any shares of Common Stock that the person has the right or will have the right to acquire within 60 days of March 6, 2006.

(2)          In computing the percentage of shares beneficially owned by each person or group of persons named above, any shares which the person (or group) has a right to acquire within 60 days after March 6, 2006 are deemed outstanding for the purpose of computing the percentage of Common Stock beneficially owned by that person (or group) but are not deemed outstanding for the purpose of computing the percentage of shares beneficially owned by any other person.

(3)          6,425 shares of Common Stock are held by a family trust for which he and his wife (Lesley Arnoldus) are co-trustees. 2,481 shares of Common Stock are held under his account under the Company’s Retirement Savings Plan. 129,763 shares of Common Stock are those that he has the right to acquire by the exercise of stock options vested pursuant to the Company’s 1997 Stock Option Plan.

(4)          600 shares of Common Stock were granted under the Director Restricted Shares Program (1997 Stock Option Plan) and 335 shares of Common Stock were granted under the Director Restricted Shares Program (2004 Stock Compensation Plan). A holder of shares of Common Stock granted under the Director Restricted Shares Program has voting power, but not investment power, with respect to such shares.

(5)          300 shares of Common Stock were granted under the Director Restricted Shares Program (1997 Stock Option Plan) and 335 shares of Common Stock were granted under the Director Restricted Shares Program (2004 Stock Compensation Plan). A holder of shares of Common Stock granted under the Director Restricted Shares Program has voting power, but not investment power, with respect to such shares. 260 shares of Common Stock are directly held. 973 shares of Common Stock are held in her Simplified Employee Pension Plan Individual Retirement Account.

(6)          600 shares of Common Stock were granted under the Director Restricted Shares Program (1997 Stock Option Plan) and 335 shares of Common Stock were granted under the Director Restricted Shares Program (2004 Stock Compensation Plan). A holder of shares of Common Stock granted under the Director Restricted Shares Program has voting power, but not investment power, with respect to such shares. 300 shares of Common Stock are directly held. 125 shares of Common Stock are held as a custodian for her grandson. 1,000 shares of Common Stock are held in a 401-K Retirement Savings Plan. 517 shares of Common Stock are held for her account and benefit under the Central Pacific Financial Corp. Directors Deferred Compensation Plan.

(7)          1,200 shares of Common Stock were granted under the Director Restricted Shares Program (1997 Stock Option Plan) and 335 shares of Common Stock were granted under the Director Restricted Shares Program (2004 Stock Compensation Plan). A holder of shares of Common Stock granted under the Director Restricted Shares Program has voting power, but not investment power, with respect to such shares. 1,520 shares of Common Stock are held jointly with his wife (Kathryn Hirota) and for which he has shared voting and investment powers with his wife. 31 shares of Common Stock are held by Dr. Hirota, as President of Sam O. Hirota, Inc. 1,780 shares of Common Stock are directly held. 24,000 shares of Common Stock that he has the right to acquire by the exercise of stock options vested pursuant to the Company’s 1997 Stock Option Plan.

(8)          1,200 shares of Common Stock were granted under the Director Restricted Shares Program (1997 Stock Option Plan) and 335 shares of Common Stock were granted under the Director Restricted Shares Program (2004 Stock Compensation Plan). A holder of shares of Common Stock granted under the Director Restricted Shares Program has voting power, but not investment power, with respect to such shares. 8,230 shares of Common Stock are held in his revocable living trust. 347,207 shares of Common Stock are held in his wife’s revocable living trust. 125,056 shares of Common Stock are held in his sons’ and daughter’s trusts. 400 shares of Common Stock are held in his Individual Retirement Account. 14,000 shares of common stock that he has the right to acquire by the exercise of stock options vested pursuant to the Company’s 1997 Stock Option Plan.

(9)          1,200 shares of Common Stock were granted under the Director Restricted Shares Program (1997 Stock Option Plan) and 335 shares of Common Stock were granted under the Director Restricted Shares Program (2004 Stock Compensation Plan). A holder of shares of Common Stock granted under the Director Restricted Shares Program has voting power, but not investment power, with respect to such shares. 475 shares of Common Stock are directly held. 24,000 shares that he has the right to acquire by the exercise of stock options vested pursuant to the Company’s 1997 Stock Option Plan. 28,301 shares of Common Stock are held by The Kosasa Foundation, a nonprofit corporation for which Mr. Kosasa serves as President and Director. Mr. Kosasa disclaims beneficial ownership of such shares.

(10)   635 shares of Common Stock were granted under the Director Restricted Shares Program (2004 Stock Compensation Plan). A holder of shares of Common Stock granted under the Director Restricted Shares Program has voting power, but not investment power, with respect to such shares. 8,260 shares of Common Stock are directly held. 11,210 shares of Common Stock are those that he has the right to acquire by the exercise of stock options vested pursuant to the CB Bancshares, Inc. Directors Stock Option Plan, the Agreement and Plan of Merger dated April 22, 2004 between Central Pacific Financial Corp. and CB Bancshares, Inc., and the Company’s 1997 Stock Option Plan.

(11)   635 shares of Common Stock were granted under the Director Restricted Shares Program (2004 Stock Compensation Plan). A holder of shares of Common Stock granted under the Director Restricted Shares Program has voting power, but not investment power, with respect to such shares. 4,000 shares of Common Stock are directly held. 10,368 shares of Common Stock are held for his account and benefit under the Central Pacific Financial Corp. Directors Deferred Compensation Plan. 7,112 shares of Common Stock are those he has the right to acquire by the exercise of stock options vested pursuant to the CB Bancshares, Inc. Directors Stock Option Plan, the Agreement and Plan of Merger dated April 22, 2004 between Central Pacific Financial Corp. and CB Bancshares, Inc., and the Company’s 1997 Stock Option Plan.

(12)   110,870 shares of Common Stock are held in his trust. 362 shares of Common Stock are directly held. 137,717 shares of Common Stock are those that he has the right to acquire by the exercise of stock options vested pursuant to the CB Bancshares, Inc. Stock Compensation Plan, the Agreement and Plan of Merger dated April 22, 2004 between Central Pacific Financial Corp. and CB Bancshares, Inc., and the Company’s 1997 Stock Option Plan.

(13)   300 shares of Common Stock were granted under the Director Restricted Shares Program (1997 Stock Compensation Plan) and 335 shares of Common Stock were granted under the Director Restricted Shares Program (2004 Stock Compensation Plan). A holder of shares of Common Stock granted under the Director Restricted Shares Program has voting power, but not investment power, with respect to such shares. 2,000 shares of Common Stock are held by her as trustee of her pension plan and 145 shares of Common Stock are held for her account and benefit under the Central Pacific Financial Corp. Directors Deferred Compensation Plan.

(14)   635 shares of Common Stock were granted under the Director Restricted Shares Program (2004 Stock Compensation Plan). A holder of shares of Common Stock granted under the Director Restricted Shares Program has voting power, but not investment power, with respect to such shares. 18,250 shares of Common Stock are those that he has the right to acquire by the exercise of stock options vested pursuant to the CB Bancshares, Inc. Directors Stock Option Plan, the Agreement and Plan of Merger dated April 22, 2004 between Central Pacific Financial Corp. and CB Bancshares, Inc., and the Company’s 1997 Stock Option Plan. 3,500 shares of Common Stock are directly held.

(15)   635 shares of Common Stock were granted under the Director Restricted Shares Program (2004 Stock Compensation Plan). A holder of shares of Common Stock granted under the Director Restricted Shares Program has voting power, but not investment power, with respect to such shares. 13,117 shares of Common Stock are directly held.

(16)   635 shares of Common Stock were granted under the Director Restricted Shares Program (2004 Stock Compensation Plan). A holder of shares of Common Stock granted under the Director Restricted Shares Program has voting power, but not investment power, with respect to such shares. 20,226 shares of Common Stock are those that he has the right to acquire by the exercise of stock options vested pursuant to the CB Bancshares, Inc. Directors Stock Option Plan, the Agreement and Plan of Merger dated April 22, 2004 between Central Pacific Financial Corp. and CB Bancshares, Inc., and the Company’s 1997 Stock Option Plan.

(17)   The following includes information regarding all the “Named Executive Officers” (as defined below under the heading “Compensation of Directors and Executive Officers—Executive Compensation”) except for Mr. Arnoldus, whose information is included in this table under the section heading “Directors and Nominees”.

(18)   200 shares of Common Stock are directly owned. 22,347 shares of Common Stock are those that he has the right to acquire by the exercise of stock options vested pursuant to the Company’s 1997 Stock Option Plan.

(19)   699 shares of Common Stock are under his account under the Company’s Retirement Savings Plan. 2,000 shares of Common Stock are directly held. 31,505 shares of Common Stock are those that he has the right to acquire by the exercise of stock options vested pursuant to the Company’s 1997 Stock Option Plan.

(20)   4,507 shares of Common Stock are held in his Individual Retirement Account. 30,719 shares of Common Stock are those that he has the right to acquire by the exercise of stock options vested pursuant to the CB Bancshares, Inc. Stock Compensation Plan, the Agreement and Plan of Merger dated April 22, 2004 between Central Pacific Financial Corp. and CB Bancshares, Inc., and the Company’s 1997 Stock Option Plan.

(21)   2,124 shares of Common Stock are directly owned. 5,034 shares of Common Stock are those that he has the right to acquire by the exercise of stock options vested pursuant to the Company’s 1997 Stock Option Plan.

(22)   Includes 475,883 shares of Common Stock the individuals have a right to acquire within 60 days after March 6, 2006.

ELECTION OF DIRECTORS

The Company’s Restated Bylaws currently provide for fifteen directors, five each serving as Class I, Class II and Class III directors, each class of directors serving for three-year terms. Five directors (out of a present total of fifteen) are to be elected at the Meeting to serve three-year terms expiring at the 2009 Annual Meeting of Shareholders and until their respective successors are elected and qualified. The nominees to serve as Class III directors for election at the Meeting are Richard J. Blangiardi, Clayton K. Honbo, Paul J. Kosasa, Mike K. Sayama, and Dwight L. Yoshimura, all of whom are currently directors of the Company.

All nominees have indicated their willingness to serve and unless otherwise instructed, Proxies will be voted for all of the nominees. However, in the event that any of them should be unable to serve, the Proxy Holders named on the enclosed Proxy Card will vote in their discretion for such persons as the Board of Directors may recommend.

There are no family relationships among directors or executive officers of the Company, and, as of the date hereof, no directorships are held by any director or director nominee with a company with a class of securities registered pursuant to Section 12 of the Exchange Act, or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE BOARD OF DIRECTORS’ NOMINEES.

DIRECTORS’ AND EXECUTIVE OFFICERS’ INFORMATION

The following table sets forth certain information with respect to each of the continuing directors, nominees and Named Executive Officers:

Name	Principal Occupation for the Past Five Years	Age	First Year Elected or Appointed as Officer or Director of the Company(1)	Term Expires
Nominees
BLANGIARDI, Richard J.	Senior Vice President and General Manager, Emmis Operating Company (2002-present); President, Telemundo Holding Inc. (1999-2002)	58	2003	2006
HONBO, Clayton K., M.D.	Retired; Doctor of Obstetrics and Gynecology, Clayton K. Honbo, M.D., Inc. (1977-1999)	68	1999	2006
KOSASA, Paul J.	President and Chief Executive Officer, MNS, Ltd., dba ABC Stores (1999-present)	48	2002	2006
SAYAMA, Mike K.	Vice President, Hawaii Medical Service Association (1997-present)	51	2004	2006
YOSHIMURA, Dwight L.	Senior Vice President and Senior General Manager, GGP Limited Partnership (1991-present)	51	2004	2006
Continuing Directors
ARNOLDUS, Clint	Vice Chairman and Chief Executive Officer, Central Pacific Financial Corp. (9/2004-present); Vice Chairman and Chief Executive Officer, Central Pacific Bank (9/2004-present); Vice Chairman and Chief Executive Officer, City Bank (9/2004-2/2005); Chairman, President and Chief Executive Officer, Central Pacific Financial Corp. (2002-9/2004); Chairman, President and Chief Executive Officer, Central Pacific Bank (2002-9/2004); Chairman, President and Chief Executive Officer, Community Bank, Pasadena, California (1998-2001)	59	2002	2007
CAMP FRIEDMAN, Christine H. H.	Managing Director, Avalon Development Company LLC (1999-present)	39	2004	2007
FRY, Earl E.	Executive Vice President, Chief Financial Officer and Secretary, Informatica Corporation (2003-present); Senior Vice President, Chief Financial Officer and Secretary, Informatica Corporation (2002-2003); Senior Vice President and Chief Financial Officer, Informatica Corporation (1999-2002)	47	2005	2008
HEDBERG, B. Jeannie, C.P.A.	Member, Hedberg, Batara & Vaughan-Sarandi, LLC (11/1/2005-present); Partner, Hedberg, Freitas, King & Tom (1969-10/31/2005); Certified Public Accountant	62	2003	2008

HIROTA, Dennis I., Ph.D.	President, Sam O. Hirota, Inc. Engineering and Surveying (1986-present); Registered Professional Engineer and Licensed Professional Land Surveyor	64	1980	2007
KURISU, Duane K.	Chairman and Chief Executive Officer, aio group (2001-present); Partner, Kurisu & Fergus (1985-2001)	51	2004	2008
MATSUMOTO, Colbert M., J.D.	Chairman and Chief Executive Officer, Island Insurance Company, Ltd. (1999-present)	52	2004	2008
MIGITA, Ronald K.	Chairman, Central Pacific Financial Corp. and Central Pacific Bank (9/2004-present); Chairman, City Bank (9/2004-2/2005); Director, Chief Executive Officer and President, CB Bancshares, Inc. (1997-9/2004); Vice Chairman and Chief Executive Officer, City Bank (1997-9/2004)	64	2004	2007
ROSE, Crystal K., J.D.	Partner, Bays Deaver Lung Rose & Baba (1989-present)	48	2005	2008
YAMASATO, Maurice H.	President, Yamasato Fujiwara Higa & Associates, Inc. (1987-present)	63	2004	2007
Named Executive Officers(2)
KANDA, Neal K.

President and Chief Operating Officer, Central Pacific Financial Corp. and Central Pacific Bank (9/2004-present); Director, Central Pacific Bank (9/2004-present); Director, City Bank (9/2004-2/2005); Director, Central Pacific Financial Corp. (8/25/04-1/31/05); President and Chief Operating Officer, City Bank (9/2004-2/2005); Vice President and Treasurer, Central Pacific Financial Corp. (2003-9/2004); Executive Vice President and Chief Financial Officer, Central Pacific Bank (2002-9/2004); Vice President, Treasurer and Secretary, Central Pacific Financial Corp. (2002-2003); Executive Vice President, Central Pacific Bank (1993-2001); Vice President and Treasurer, Central Pacific Financial Corp. (1999-2001)

		57	1991	(3)
FUJIMOTO, Blenn A.	Vice Chairman, Hawaii Market, Central Pacific Bank (1/2006-present); Executive Vice President, Hawaii Market, Central Pacific Bank (9/2004-12/2005); Executive Vice President, Hawaii Market, City Bank (9/2004-2/2005); Executive Vice President and Chief Financial Services Officer, Central Pacific Bank (2002-9/2004); Senior Vice President and Retail Division Manager, Central Pacific Bank (2000-2002)	47	2000	N/A

HIRATA, Dean K.	Vice Chairman and Chief Financial Officer, Central Pacific Bank (1/2006-present); Executive Vice President and Chief Financial Officer, Central Pacific Financial Corp. (9/2004-present); Executive Vice President and Chief Financial Officer, Central Pacific Bank (9/2004-12/2005); Executive Vice President and Chief Financial Officer, City Bank (2002-2/2005); Senior Vice President and Chief Financial Officer, CB Bancshares, Inc. (1999-9/2004); Senior Vice President and Chief Financial Officer, City Bank (1999-2002)	48	2004	N/A
ISONO, Denis K.	Executive Vice President, Operations and Services, Central Pacific Financial Corp. and Central Pacific Bank (9/2004-present) Executive Vice President, Operations and Services, City Bank (9/2004-2/2005); Executive Vice President and Chief Operations Officer, Central Pacific Bank (2002-9/2004); Executive Vice President, Operations, Bank of Hawaii (2000-2002)	54	2002	N/A

(1)             All directors of the Company are also directors of the Bank. Dates prior to the formation of the Company in 1982 indicate the year first appointed director of the Bank. Dr. Hirota commenced service as a director of the Company on February 1, 1982, the date of formation of the Company. Dr. Hirota served as a director of the Company until April 23, 1985 when the Company’s shareholders adopted a classified Board and reduced the number of directors to nine. However, Dr. Hirota continued to serve on the Bank’s Board until he was reelected to the Company’s Board in 1986. Dr. Honbo has been a director of the Bank since 1986. Mr. Kosasa has been a director of the Bank since 1994. Mr. Arnoldus has been a director of the Bank since 2002. Mr. Blangiardi and Ms. Hedberg have been directors of the Bank since 2003. Ms. Camp Friedman, Ms. Rose, Mr. Kurisu, Mr. Matsumoto, Mr. Migita, Mr. Sayama, Mr. Yamasato and Mr. Yoshimura have been directors of the Bank since 2004. Mr. Fry has been a director of the Bank since 2005.

Mr. Fujimoto is an officer of the Bank and is not an officer of the Company; therefore, the year included in the column labeled “First Year Elected or Appointed as Officer or Director of the Company” indicates the year that he was first appointed as an officer of the Bank.

(2)             The following includes information regarding all the Named Executive Officers except for Mr. Arnoldus, whose information is included in this table under the section heading “Directors and Nominees.”

(3)             Mr. Kanda intends to retire from the Company and the Bank effective March 31, 2006, on which date he will relinquish all officer and director positions held with the Company and the Bank and their subsidiaries.

Indebtedness of Management

The Company’s wholly-owned bank subsidiary, Central Pacific Bank (the “Bank”), from time to time makes loans to directors and executive officers of the Company, which loans are made in the ordinary course of the Bank’s business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features. The Bank currently has outstanding individual and/or business loans to the following Company directors and/or their related business entities and to the Company’s executive officers: Directors - Richard Blangiardi, Christine Camp Friedman, Dennis Hirota, Clayton Honbo, Paul Kosasa, Colbert Matsumoto, Crystal Rose, Mike Sayama, and Maurice Yamasato; President Neal Kanda and Executive Vice President Denis Isono.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company’s directors, executive officers and the beneficial holders of more than 10% of the Common Stock are required to file certain reports with the United States Securities and Exchange Commission regarding the amount of and changes in their beneficial ownership of the Company’s stock. Based on its review of copies of those reports, the Company is required to disclose known failures to file required forms, or failures to timely file required reports during the previous year. To the best knowledge of the Company, there were no failures to file or timely file such required reports during 2005 by any person who was at any time during 2005 a director, officer, beneficial owner of more than 10% of the Common Stock, or any other person subject to Section 16 of the Exchange Act with respect to the Company.

CORPORATE GOVERNANCE AND BOARD MATTERS

The Board has three (3) standing committees: an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee.

During the fiscal year ended December 31, 2005, the Board held a total of thirteen (13) meetings, including monthly, annual and special meetings. Each person who was a director of the Company during 2005 attended at least 75% of the total number of such Board meetings and 75% of the total number of meetings held by all committees of the Board on which he or she served during the year, except Mr. Kosasa who attended 67% of Board meetings. The Company expects directors to attend the annual meetings of shareholders. All directors attended last year’s annual meeting of shareholders, except for Mr. Blangiardi.

The following table sets forth the members of the Board as of the date of this Proxy Statement and the committees of the Board on which they serve as of February 28, 2006.

Name of Director	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Non-Employee Directors:
Richard J. Blangiardi		*	VC
Christine H. H. Camp Friedman	*
Earl E. Fry	VC
B. Jeannie Hedberg	C
Dennis I. Hirota			*
Clayton K. Honbo		*
Paul J. Kosasa		*
Duane K. Kurisu			*
Colbert M. Matsumoto		C	*
Crystal K. Rose			C
Mike K. Sayama	*
Maurice H. Yamasato	*
Dwight L. Yoshimura		VC
Employee Directors:
Ronald K. Migita
Clint Arnoldus

*                    = Member

C                  = Chair

VC        = Vice Chair

Ms. Rose, Chair of the Corporate Governance & Nominating Committee, has been chosen by the Board to serve as the presiding director for all meetings of the non-management directors in executive sessions. In Ms. Rose’s absence, Mr. Blangiardi, Vice Chair of the Corporate Governance & Nominating Committee, has been chosen by the Board to preside over these sessions of the Board.

Interested parties may communicate directly with the presiding director or with the non-management directors as a group, by writing to: Crystal K. Rose, Bays, Deaver, Lung, Rose & Baba, 1099 Alakea Street, 16th Floor, Honolulu, Hawaii 96813. Alternatively, concerns may be made known and communicated directly to the presiding director or to the non-management directors as a group, through procedures set forth in the Company’s Complaint Policy which is available on the Company’s website (www.centralpacificbank.com).

Audit Committee

The Audit Committee held eleven (11) meetings during 2005. The responsibilities of the Audit Committee are described below in the “Report of the Audit Committee” under the subheading “Report of the Audit Committee.” The Audit Committee operates under a Charter adopted by the Board. A copy of the Charter of the Audit Committee is attached to the Company’s proxy statement as Appendix A. The Charter of the Audit Committee is available on the Company’s website (www.centralpacificbank.com), and is also available in print upon request (submit request for copies of the Charter to Central Pacific Financial Corp., Attn: Investor Relations, P.O. Box 3590, Honolulu, Hawaii 96811). As of February 28, 2006, the members of the Company’s Audit Committee are B. Jeannie Hedberg (Chair), Earl E. Fry (Vice Chair), Christine H. H. Camp Friedman, Mike K. Sayama and Maurice H. Yamasato, each of whom is “independent” within the meaning of the listing standards of the NYSE and the rules of the SEC. The Board of Directors has also determined that each member is financially literate, as such qualification is defined under the rules of the NYSE, and that Ms. Hedberg, Mr. Fry, Ms. Camp Friedman and Mr. Yamasato have accounting or related financial management expertise, as such qualification is defined under the rules of the NYSE, and that Ms. Hedberg, Mr. Fry, and Ms. Camp Friedman is an “audit committee financial expert” within the meaning of the rules of the SEC. No member of the Audit Committee serves on the audit committee of any other publicly registered company.

Compensation Committee

The Compensation Committee held seven (7) meetings during 2005. The Compensation Committee’s primary purpose is to assist the Board in discharging the Board’s responsibilities relating to compensation of the Company’s executive officers by evaluating and recommending to the Board approval of executive officer benefit, bonus, incentive compensation, severance, equity-based or other compensation plans, policies and programs of the Company and providing an annual report on executive compensation for inclusion in the Company’s proxy statement. The functions of the Compensation Committee are further described in “COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS” below, under the subheading “Report of the Compensation Committee.” The Charter of the Compensation Committee is available on the Company’s website (www.centralpacificbank.com), and is also available in print upon request (submit request for copies of the Charter to Central Pacific Financial Corp., Attn: Investor Relations, P.O. Box 3590, Honolulu, Hawaii 96811). As of February 28, 2006, the members of the Company’s Compensation Committee are Colbert M. Matsumoto (Chair), Dwight L. Yoshimura (Vice Chair), Richard J. Blangiardi, Clayton K. Honbo and Paul J. Kosasa, each of whom is “independent” within the meaning of the listing standards of the NYSE, is a “nonemployee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 and is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee held eight (8) meetings during 2005. The Corporate Governance and Nominating Committee is responsible for promoting the best interests of the

Company and its shareholders through the implementation of sound corporate governance principles and practices, including identifying individuals qualified to become Board members, recommending nominees for directors of the Company, reviewing the qualifications and independence of the members of the Board and its committees, reviewing and monitoring the Company’s Corporate Governance Guidelines, monitoring the Board’s and the Company’s compliance regarding changes in corporate governance practices and laws and leading the Board in its annual review of the performance of the Board. The Charter of the Corporate Governance and Nominating Committee and the Company’s Corporate Governance Guidelines are available on the Company’s website (www.centralpacificbank.com), and are also available in print upon request (submit request for copies of the Charter or Guidelines to Central Pacific Financial Corp., Attn: Investor Relations, P.O. Box 3590, Honolulu, Hawaii 96811). As of February 28, 2006, the members of the Company’s Corporate Governance and Nominating Committee are Crystal K. Rose (Chair), Richard J. Blangiardi (Vice Chair), Dennis I. Hirota, Duane K. Kurisu and Colbert M. Matsumoto, each of whom is “independent” within the meaning of the listing standards of the NYSE.

Director/Executive Officer CPF Stock Ownership Guidelines

On July 27, 2005, the Board adopted stock ownership guidelines applicable to all directors and executive officers of the Company and the Bank. The guidelines generally provide that: (i) any non-management Company or Bank director should own, within five (5) years, Company common stock having a fair market value equal to five (5) times the director’s annual cash retainer; (ii) that the Chief Executive Officer of the Company or Bank should own, within five (5) years, Company common stock having a fair market value equal to four (4) times his annual base salary; (iii) that the President and any Vice Chairman of the Company or Bank should own, within five (5) years, Company common stock having a fair market value equal to three (3) times his annual base salary; and (iv) that any Executive Vice President of the Company or Bank should own, within five (5) years, Company common stock having a fair market value equal to two (2) times his annual base salary.

Director Independence

The Board has determined, in accordance with our Standards Regarding Director Independence, that all of the members of the Board who are not also officers or employees of the Company or any of its affiliates, or the non-employee directors, are “independent” within the meaning of the rules of the NYSE. All of the directors other than Ronald K. Migita and Clint Arnoldus are non-employee directors. All committees of the Board are comprised solely of independent directors. A copy of our Standards Regarding Director Independence is attached as Appendix B to this Proxy Statement.

Code of Conduct & Ethics

The Company is committed to promoting and fostering ethical conduct and sound corporate governance principles. The Company has a Code of Conduct & Ethics applicable to all employees, officers and directors of the Company. In addition, the Company also has a supplemental Code of Conduct & Ethics For Senior Financial Officers, which is applicable to the Chief Executive Officer, President, Chief Financial Officer, Controller, any other principal financial officer or principal accounting officer and any other person fulfilling and/or performing any similar role, function or capacity. Both of the aforementioned Codes of Conduct & Ethics are available on the Company’s website (www.centralpacificbank.com), and are also available in print upon request (submit request for copies of the Codes of Conduct & Ethics to Central Pacific Financial Corp., Attn: Investor Relations, P.O. Box 3590, Honolulu, Hawaii 96811).

Director Nomination Process

Director Qualifications.   The Corporate Governance and Nominating Committee is responsible for reviewing the qualifications and independence of director nominees in accordance with the criteria set forth in the Company’s Corporate Governance Guidelines. The general criteria considered include qualification as independent, diversity, age, skills, experience and other relevant considerations in the context of the needs of the Board.

Identifying and Evaluating Nominees.   The Board seeks to identify candidates for director positions that are best qualified and suited to meet the needs of the Company and to present these candidates for shareholder approval, as and when director positions become open and available. The Corporate Governance and Nominating Committee will first identify, review, evaluate and recommend to the Board, nominees for director positions. The Board will then vote whether or not to recommend such nominees to the Company’s shareholders for election.

In identifying potential director nominees, the Corporate Governance and Nominating Committee will search within the State of Hawaii and may search outside the State of Hawaii for any potential director candidates, and in this regard, may utilize the services of a professional search firm. While the same general criteria set forth above shall be applied in evaluating a candidate’s qualifications, it is difficult to enumerate all of the attributes, skills and qualities that the Corporate Governance and Nominating Committee and/or Board may, at any given point in time, determine, consider and value in evaluating, selecting and recommending director nominees. Accordingly, the Corporate Governance and Nominating Committee and the Board exercise their discretion and consider any circumstances, experiences, attributes, skills, qualities, and factors applicable to any director nominee with the intent and purpose of having the best qualified and best suited directors serving on the Board at all times, as well as ensuring that the Board as a whole is diverse and well rounded. The Board may enlist the services of a third party to conduct a background check or other investigation in order to determine whether a candidate meets any criteria.

Shareholder Nominees.   In accordance with the policies set forth in the Company’s Corporate Governance Guidelines, the Corporate Governance and Nominating Committee will consider properly submitted director nominees for election at the 2007 Annual Meeting of Shareholders recommended by shareholders if such recommendations are received in writing prior to November 23, 2006. Shareholder recommendations should be addressed to the Company’s Corporate Secretary, P.O. Box 3590, Honolulu, Hawaii 96811.

Communications with the Board

Shareholders of the Company may send written communications directly to the Board, addressed to: Board of Directors of Central Pacific Financial Corp., 220 South King Street, Third Floor, Honolulu, Hawaii 96813. Any such communication may be directed to the attention of the Chairman of the Board or the Chair of any Board Committee (such as, for example, the Chair of the Audit Committee or the Chair of the Corporate Governance and Nominating Committee) or to the non-management or independent directors. Shareholders sending such communications should include the following in their written communication: (a) such shareholder(s) should identify himself/herself/itself/themselves and provide reasonably satisfactory proof of their ownership of the Company’s stock; (b) such shareholder(s) should state in reasonable detail and communicate with reasonable clarity and specificity their issue or concern; and (c) such shareholder(s) should include their contact information (at a minimum, phone number and address). Shareholders who wish to communicate anonymously with the Board or any group of the Board should refer to the Company’s Complaint Policy. However, nothing that is stated in this paragraph shall override any requirements imposed on any shareholder communications under the Company’s Articles of Incorporation or Bylaws or other governing documents or by any law, rule or regulation.

Report of the Audit Committee

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filings under the Securities Act of 1933, as amended (the “Securities Act”) or under the Exchange Act, except to the extent we specifically incorporate this Report by reference.

The Audit Committee is comprised of five non-management directors and operates pursuant to a written charter that was readopted by our Board of Directors in January 2006, a copy of which is attached as Appendix A. The charter is also available on our website at http://www.centralpacificbank.com. During 2005, the Audit Committee held 11 meetings, including three executive sessions, 0 private sessions with management and 2 private sessions with  the independent auditors and one with the Director of Internal Audit. The Audit Committee’s primary purposes are to:  (a) assist the Board of Directors in its oversight of (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the Company’s independent auditors’ qualifications and independence; and (iv) the performance of the Company’s internal audit function and independent auditors; (b) decide whether to appoint, retain or terminate the Company’s independent auditors and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent auditors; and (c) prepare this Report. The Board of Directors has determined, upon the recommendations of the Corporate Governance and Nominating Committee, that each member of the Audit Committee is “independent” within the meaning of the rules of the NYSE and the SEC. The Board of Directors has also determined that each member is financially literate and that four members have accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE, and three of these are “audit committee financial experts” within the meaning of the rules of the SEC.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and the establishment and effectiveness of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles and auditing management’s assessment of the effectiveness of internal control over financial reporting. The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate.

In performing its oversight role, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by SAS 90 and as currently in effect. The Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independent Discussions with Audit Committees, as currently in effect, and has discussed with the auditors the auditors’ independence. All non-audit services performed by the independent auditors must be specifically pre-approved by the Audit Committee or a member thereof.

During 2005, the Audit Committee performed all its duties and responsibilities under the Audit Committee Charter. In addition, based on the reports and discussions described in this Report, the Audit Committee recommended to the Board of Directors that the audited financial statements of Central Pacific Financial Corp. for 2005 be included in its Annual Report on Form 10-K for such fiscal year.

Respectfully submitted by the members of the Audit Committee of the Board of Directors:

B. JEANNIE HEDBERG, CHAIR
EARL E. FRY, VICE CHAIR
CHRISTINE H. H. CAMP FRIEDMAN
MIKE K. SAYAMA
MAURICE H. YAMASATO

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

The Company and the Bank each has a policy of paying fees to non-management directors for their attendance at board and board committee meetings. The Company and the Bank pay each of their non-management directors $800 per board meeting attended and $600 per board committee meeting attended. In addition, the Company pays $10,000 annually to each non-management director, and the Bank pays $15,000 annually to each non-management director. The Company pays the Chair of the Audit Committee $12,000 annually, the Chair of the Compensation Committee $8,000 annually, and the Chair of the Corporate Governance and Nominating Committee $8,000 annually.

Non-employee directors of the Company and the Bank have been eligible to participate in the Company’s 1997 Stock Option Plan and continue to be eligible to participate in the Company’s 2004 Stock Compensation Plan. The Company has in recent years annually granted restricted Common Stock of the Company to non-employee directors of both the Company and the Bank. In March 2005, the Company granted the equivalent of $6,000 of the Company’s Common Stock (with restrictions) to each of the Company’s non-employee directors, and in addition, the equivalent of $6,000 of the Company’s Common Stock (with restrictions) to each of the Bank’s non-employee directors (where an individual is both a director of the Company and the Bank, they received a total of $12,000 worth of the Company’s Common Stock (with restrictions)). In October 2005, the Boards of the Company and the Bank approved increasing the annual grants of restricted Common Stock of the Company to non-employee directors of the Company and the Bank to the equivalent of $10,000 of the Company’s Common Stock (with restrictions) (where an individual is both a director of the Company and the Bank, they would receive a total of $20,000 worth of the Company’s Common Stock (with restrictions)).

During 1997, non-employee directors received a one-time grant of stock options to purchase, in the aggregate, 294,000 shares of Common Stock at an exercise price of $8.9375 per share. Options vest at a rate of 3,000 shares per year until the earlier of the director’s retirement at age 70 or 10 years from the date of grant.

The Company also maintains a Directors Deferred Compensation Plan, which became effective as of January 1, 2001, and under which each non-employee director of the Company and the Bank may elect to defer all or a portion of his or her annual and/or chair retainer and meeting fees. Under the Directors Deferred Compensation Plan, a participating director may elect from various payment alternatives, but full payout must occur by no later than the tenth anniversary of separation from service. Under the Directors Deferred Compensation Plan, deferred amounts are valued based on corresponding investments in certain investment funds offered by the Bank’s Trust Division which may be selected by the director. The Directors Deferred Compensation Plan is a nonqualified deferred compensation plan under which distributions are made from the general assets of the Company under the direction and oversight of the Compensation Committee.

Report of the Compensation Committee

Set forth below is a report of the Compensation Committee addressing the Company’s compensation policies for 2005 applicable to the Company’s executives, including the Named Executive Officers.

The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filings under the Securities Act or under the Exchange Act, except to the extent we specifically incorporate this Report of the Compensation Committee by reference.

Overview

During 2005, the first full year following the merger with CB Bancshares, Inc., the Compensation Committee completed a comprehensive review of the Company’s compensation framework to ensure that it supports the short-term and long-term objectives of the merged organization. After refining the Company’s compensation philosophy, the Committee reviewed each compensation component, from salaries to retirement benefits, within the context of the total compensation framework.

To assist it with its review, the Committee engaged a compensation consultant who specializes in the banking industry. The consultant was independent and reported directly to the Committee.

Compensation Philosophy

The Company’s compensation philosophy includes principles guiding compensation plan design and the desired competitive positioning of compensation. The central objectives of the Company’s compensation plans are to link compensation to Company performance, to attract and retain highly qualified executives critical to the Company’s long-term success, and to align executives’ long-term interests with those of shareholders. The plans are also designed to allow flexibility in responding to the unique constraints and changing conditions in the Hawaii market. For the three-year period following the merger, an additional goal guiding plan design is to help facilitate a smooth integration and the achievement of all cost and operational synergy objectives associated with the merger.

The desired positioning of an executive’s total compensation is about the 70th percentile of a peer group of comparable banks, assuming the Company’s performance is at expected, target levels. The Committee believes this positioning is appropriate to attract and retain top-caliber talent in a very competitive market during a complex integration process. This desired competitive positioning also reflects the Company’s high performance relative to peers. Target-level performance goals are designed to position the Company’s performance above most peers.

The Company uses a peer group of high-performing banks with comparable asset size, located primarily on the West Coast and East Coast. The Compensation Committee worked closely with the compensation consultant to develop this peer group, and it is consistent with the peer groups used for performance benchmarking by industry analysts. The peer group will be updated periodically to maintain that consistency. Although the peer group is the primary compensation benchmark, the Compensation Committee also reviews data from industry surveys, Hawaii competitors, and the consultant’s database.

Compensation Framework

Salary.   The Company pays its executives cash salaries that are intended to be competitive and take into account the individual’s experience, performance, responsibilities, and past and potential contribution to the Company. The Company generally targets salaries at about the 60th to 65th percentile of the peer group described above, with flexibility to reflect other market data and each individual’s situation. Salary decisions also take into account the positioning of projected total compensation with target-level performance incentives based on the proposed new salary.

On January 25, 2006, the Company’s Board approved the compensation for all executive officers for 2006, effective January 1, 2006. Salary increases for Messrs. Arnoldus, Kanda, and Isono were in the range of 5% to 6%. The salary increases for Messrs. Hirata and Fujimoto were higher to reflect their promotion to Vice Chair and to address a competitive shortfall identified during the compensation review.

Annual Cash Incentive Compensation.   The Company uses annual incentives to focus attention on current strategic priorities and drive achievement of corporate objectives. Awards are provided under the terms of the 2004 Annual Executive Incentive Plan. Executives with the corporate title of Executive Vice

President or above as of January 1, 2005, including the Named Executive Officers, are eligible to participate.

In 2005, the Committee defined specific threshold, target, and maximum award opportunities as a percentage of salary for each executive (within the parameters of the approved plan). The 2005 awards were contingent on achieving performance goals relative to criteria such as EPS, credit quality, and efficiency, which were based primarily on the same objectives communicated to shareholders and industry analysts. For the CEO and the President, the board also considered performance relative to factors such as customer satisfaction. The criteria were weighted to reflect the Company’s strategic objectives, with EPS receiving the highest weighting. After taking into account the weighting of all criteria, the Compensation Committee determined that the incentive objectives for 2005 were achieved at the target level, and each executive received a target incentive award.

Long-Term Incentives.   The Company uses long-term incentives to encourage ownership, foster retention, and align executives’ interests with the long-term interests of shareholders. The Committee believes the retention and alignment benefits of long-term incentives are particularly important during the three-year period following the merger. To support that objective, the Committee implemented a grant methodology and communicated goals in 2005 that cover the entire three-year period from 2005 to 2007 and defined specific long-term incentive award opportunities as a percentage of salary for each executive, similar to the approach used for the annual incentive plan awards.

The long-term incentive awards are contingent on achieving weighted goals relative to EPS, credit quality, and efficiency over a three-year period. Target-level goals are comparable to those communicated to shareholders and industry analysts for the three-year period following the merger. The Committee weighted each year’s goals to reflect a gradual progression to the three-year earnings targets, with 2007 results weighted more heavily than 2005 results.

The total award value for the three-year period was allocated equally to the three types of long-term incentives summarized below.

Long-Term Incentives—Performance Shares.   These are shares of restricted stock that will vest in March 2008 if (1) the executive remains employed by the company through the vesting date and (2) the Company achieves its performance goals relative to EPS, credit quality, and efficiency over the three-year period. Performance relative to threshold, target, and maximum goals for the award criteria will determine the number of shares that actually vest in 2008. Upon vesting, the recipient is entitled to the full-value shares without any other obligation or restriction. The Committee believes performance shares align the recipient’s interests directly with those of shareholders and deliver the benefit of actual share ownership upon vesting.

To foster commitment to the integration goals and reward employees for their contribution, the Company provided grants of performance shares to all employees as of March 15, 2005.

Long-Term Incentives—SARs.   Stock-settled SARs represent the right to receive the appreciation in stock price on a predetermined number of shares, with the total appreciation value paid in the form of stock. This long-term incentive device is comparable to a traditional stock option in most respects, and it provides an incentive to increase the stock price.

In 2005, the SARs grant included both a performance vesting provision and a service vesting provision. The SARs were granted on April 29, 2005, and performance in fiscal year 2005 (EPS, credit quality, and efficiency) determined the number of SARs that each executive earned. These earned SARs are then subject to service vesting conditions through March 15, 2008. If employed at the date of vesting, the executive will be entitled to any appreciation in stock price since the date of grant for each vested SAR.

Long-Term Incentives—Cash Long-Term Incentive.   The value of this cash award will be determined by performance over the three-year period from 2005 to 2007. The award criteria are the same as for the other types of long-term incentives (EPS, credit quality, and efficiency), and each year’s results are weighted to reflect a gradual progression to the 2007 earnings goal. This incentive device helps address the executives’ cash needs associated with the vesting of the other types of long-term incentives. It also protects a portion of the total long-term award from market factors affecting price but outside management control, while still focusing the executive on objectives over a three-year period. On April 27, 2005, the Board adopted the Central Pacific Financial Corp. Long-Term Executive Incentive Plan as a vehicle to provide cash long-term incentive benefits.

401(k) Retirement Savings Plan.   The Company sponsors a 401(k) Retirement Savings Plan (the “401(k) Plan”) pursuant to which the Company makes annual profit-sharing contributions (the “Profit Sharing Contribution”) as determined by the Bank’s Board of Directors depending on the profitability of the Bank during the year, subject to certain limitations on contributions under the Internal Revenue Code and the 401(k) Plan.

Employees with not less than one year of service with the Company are eligible to participate in the profit sharing portion of the 401(k) Plan. The Profit Sharing Contribution is allocated among participating employees, including the Named Executive Officers, in the proportion which each participant’s compensation for the fiscal year bears to the total compensation for all participating employees for such year. Benefits attributable to Profit Sharing Contributions vest at a rate of twenty percent (20%) per year, and participants may receive distributions from their profit sharing accounts only upon retirement, termination of employment, attainment of age 59½, or financial hardship.

The Bank’s Board of Directors makes its determination of the amount of the Profit Sharing Contribution based upon management’s recommendation at the end of the fiscal year. For 2005, the Profit Sharing Contribution equaled three percent (3%) of the pre-tax income of the Company (excluding the effect of the Profit Sharing Contribution expense), less the amount of cash dividends paid by the Company during the fiscal year. In 2005, the Company’s Profit Sharing Contribution was $2,692,000, which equaled 7.4% of total compensation paid to all participating employees for the year.

Executive Retirement Benefits.   The Committee included executive retirement benefits in its comprehensive evaluation of the compensation framework in 2005. The Company’s analyses of competitive positioning of total compensation took into account the value of benefits in peer banks such as deferred compensation plans and supplemental executive retirement plans.

As summarized below under Executive Compensation, the Company currently has Supplemental Executive Retirement Plan agreements (“SERP”) with Messrs. Arnoldus, Kanda, Hirata, and Fujimoto. The SERP with Mr. Arnoldus was in place prior to 2005 and remains unchanged. The SERPs with Messrs. Hirata and Fujimoto were approved by the company in January 2006, with an effective date of July 1, 2005. Mr. Fujimoto did not have a SERP prior to the new agreement that took effect on July 1, 2005. Mr. Hirata had a SERP already in place prior to 2005, and the new SERP that took effect on July 1, 2005 is projected to eventually provide a higher benefit after approximately 13 more years of service. As part of his retirement agreement described below, the Company has provided Mr. Kanda with a SERP benefit comparable to the SERP benefits provided to Messrs. Hirata and Fujimoto.

Based on the compensation review and recommendations from the outside compensation consultant, the Committee concluded that benefits attributable to the approved SERPs are consistent with  peer group and broader industry practices. The recently approved SERPs were designed based on recommendations provided by the outside consultant. Furthermore, the SERPs include retention and non-competition provisions that protect the Company and help support the objective of maintaining a stable, committed, and qualified team of key executives at a critical time.

Other Compensation.   In connection with the Company’s merger with CB Bancshares, Inc. some Company officers received merger-related bonus payments in 2005. Each of Messrs. Kanda, Fujimoto and Isono received a retention bonus: $100,000 was paid to each of these executives on the merger closing date in 2004 and $100,000 was paid on the first anniversary of the merger closing date. Mr. Arnoldus received a one-time merger-related bonus in 2004, but there was no such payment in 2005.

The Named Executive Officers also participate in the Company’s broad-based employee benefit plans, such as medical, dental, supplemental disability and term life insurance programs.

Certain Company executives are eligible to participate in the Company’s Defined Benefit Pension Plan (the “Pension Plan”), SERP and the Split Dollar Life Insurance Plan (the “Insurance Plan”). See “ELECTION OF DIRECTORS—Compensation of Directors and Executive Officers—Executive Compensation—Defined Benefit Pension Plan and—Supplemental Executive Retirement Plan.” Under the Insurance Plan, the Company provides life insurance coverage for certain senior officers. The Insurance Plan agreements provide death benefits of approximately two times the officer’s normal annual salary during employment and an amount approximating the officer’s final normal annual salary upon retirement. Of the Named Executive Officers, Messrs. Fujimoto and Kanda participate in the Pension Plan, Messrs. Arnoldus, Kanda, Hirata, and Fujimoto are eligible to receive benefits pursuant to the SERP, and Mr. Kanda participates in the Insurance Plan.

Chief Executive Officer Compensation

In determining Mr. Arnoldus’ 2005 compensation, the Compensation Committee considered the Company’s performance, his experience and background, and peer compensation. Other considerations included his leadership, management philosophy, vision and other factors that were determined to be key to the Company’s future success.

Mr.  Arnoldus’ salary was $600,000 in 2005 and was increased 5% to $630,000 effective January 1, 2006. The increase was based on the Company’s performance and Mr. Arnoldus’ leadership and contribution in 2005, as well as competitive benchmarking of CEO compensation in comparable banks. The salary increase, combined with incentives and all other compensation, is projected to position his total compensation at approximately the 70th percentile of the peer group if target-level performance goals are achieved.

Mr.  Arnoldus received a bonus of $360,000 (60% of salary) under the terms of the 2004 Annual Executive Incentive Plan, based on achievement of target-level goals in 2005. The award calculation was consistent with the approved plan without any discretionary adjustment.

Mr.  Arnoldus received a merger-related option grant in 2004 with the stipulation that he would receive no additional equity grants for at least three years from the date of the merger. As a result, Mr. Arnoldus did not receive any equity grant in 2005. With respect to long-term compensation, the Committee provided Mr. Arnoldus with a long-term incentive grant similar to what was provided to other executives. The agreement will entitle him to a cash long-term incentive payout in 2008 if performance goals are achieved. The amount of the award was calculated to take into account the value of the merger-related option grant made to him in 2004.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code places a limit on the tax deduction for compensation in excess of $1 million paid to the chief executive officer and four most highly compensated executive officers of a corporation in a taxable year. The 2004 Annual Executive Incentive Plan and the 2004 Stock Compensation Plan are designed to constitute “performance based compensation.” All of the compensation the Company paid in 2005 to the Named Executive Officers is expected to be deductible under Section 162(m). The Committee retains the flexibility, however, to pay non-deductible compensation if it believes doing so is in the best interests of the Company.

Conclusion

Based on our review of the compensation framework during 2005, we believe that the Company’s total compensation package for executives is competitive, reasonable, and aligned with the long-term interests of shareholders. The Committee has positioned the framework so that performance-based incentives make up a large portion of an executive’s total compensation package, and the incentives have been designed to support the Company’s integration goals and continued success in the future.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors:

COLBERT M. MATSUMOTO, CHAIR
DWIGHT L. YOSHIMURA, VICE CHAIR
RICHARD J. BLANGIARDI
CLAYTON K. HONBO
PAUL J. KOSASA

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Company is composed entirely of the following five independent directors: Colbert M. Matsumoto (Chair), Dwight L. Yoshimura (Vice Chair), Richard J. Blangiardi, Clayton K. Honbo and Paul J. Kosasa.

Executive Compensation

Summary of Cash and Certain Other Compensation.   The following table sets forth certain summary information concerning compensation paid or accrued by the Company to or on behalf of any person who served as the Company’s Chief Executive Officer during the last fiscal year and each of the four other most highly compensated executive officers of the Company or the Bank, determined as of the end of 2005. The individuals listed in the following table comprise our “Named Executive Officers.”

SUMMARY COMPENSATION TABLE

				Long Term Compensation
		Annual Compensation		Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Award ($)	Securities Underlying Options/SARs (#)*	LTIP** Payout ($)	All Other Compensation ($)
Clint Arnoldus	2005	600,000	360,000	—	—		60,224	(1)
Chief Executive Officer, Central	2004	516,692	—	—	180,000	—	1,123,168	(2)
Pacific Financial Corp. and Central Pacific Bank	2003	469,203	—	—	49,605	—	61,448	(3)
Neal K. Kanda	2005	285,000	142,500	—	4,936		140,339	(4)
President and Chief Operating	2004	244,341	71,250	—	—	—	139,334	(5)
Officer, Central Pacific Financial Corp. and Central Pacific Bank	2003	219,300	—	—	15,457	—	42,890	(6)
Blenn A. Fujimoto,	2005	194,670	87,602	—	3,075		131,647	(7)
Vice Chairman, Hawaii	2004	191,580	48,668	—	—	—	136,093	(8)
Market, Central Pacific Bank	2003	183,600	—-	—	12,941	—	39,940	(9)
Dean K. Hirata,	2005	200,040	90,000		3,160		32,470	(10)
Executive Vice President, Chief	2004	54,178	33,750	—	—	—	6,771	(11)
Financial Officer, Central Pacific Financial Corp., Vice Chairman, Chief Financial Officer, Central Pacific Bank	2003	N/A	N/A	N/A	N/A	N/A	N/A
Denis K. Isono	2005	189,263	85,168	—	2,990		129,468	(12)
Executive Vice President,	2004	185,845	47,316	—	—	—	134,411	(13)
Operations and Services, Central Pacific Financial Corp. and Central Pacific Bank	2003	178,500	—	—	8,338	—	29,917	(14)

*                    SAR stands for “Stock Appreciation Rights” and refers to SARs payable in cash or stock, including SARs payable in cash or stock at the election of the Company or Named Executive Officer.

**             LTIP stands for “Long-Term Incentive Plan” and refers to any plan providing compensation intended to serve as an incentive for performance to occur over a period longer than one fiscal year, whether such performance is measured by reference to financial performance of the Company or an affiliate, the Company’s stock price, or any other measure, but excluding restricted stock, stock option and SAR Plans.

(1)          Includes contributions to the Company’s 401(k) Retirement Savings Plan for the account of Mr. Arnoldus of $16,532,  a $12,000 automobile allowance, and $28,372 in country club memberships.

(2)          Includes contributions to the Company’s 401(k) Retirement Savings Plan for the account of Mr. Arnoldus of $26,991, a $12,000 automobile allowance, and a $1,080,000 one-time merger bonus.

(3)          Includes contributions to the Company’s 401(k) Retirement Savings Plan for the account of Mr. Arnoldus of $31,198, a $12,000 automobile allowance, and $15,556 related to residential security system expenses.

(4)          Includes contributions to the Company’s 401(k) Retirement Savings Plan for the account of Mr. Kanda of $16,532, a $8,400 automobile allowance, a $100,000 merger-related executive retention bonus, and $15,407 in country club memberships.

(5)          Includes contributions to the Company’s 401(k) Retirement Savings Plan for the account of Mr. Kanda of $26,991, a $8,400 automobile allowance, and a $100,000 merger-related executive retention bonus.

(6)          Includes contributions to the Company’s 401(k) Retirement Savings Plan for the account of Mr. Kanda of $31,198 and a $8,400 automobile allowance.

(7)          Includes contributions to the Company’s 401(k) Retirement Savings Plan for the account of Mr. Fujimoto of $16,532, an automobile allowance of $8,400, a $100,000 merger-related executive retention bonus, and $6,715 in country club memberships.

(8)          Includes contributions to the Company’s 401(k) Retirement Savings Plan for the account of Mr. Fujimoto of $26,991, an automobile allowance of $8,400, and a $100,000 merger-related executive retention bonus.

(9)          Includes contributions to the Company’s 401(k) Retirement Savings Plan for the account of Mr. Fujimoto of $31,198 and an automobile allowance of $8,400.

(10)   Includes contributions to the Company’s 401(k) Retirement Savings Plan for the account of Mr. Hirata of $15,774, an automobile allowance of $8,400, and $4,518 in country club memberships.

(11)   Includes contributions to the Company’s 401(k) Retirement Savings Plan for the account of Mr. Hirata of $1,625, and an automobile allowance of $2,700. Mr. Hirata became an executive officer of the Company on September 15, 2004 with the CB Bancshares, Inc. merger.

(12)   Includes contributions to the Company’s 401(k) Retirement Savings Plan for the account of Mr. Isono of $16,532, an automobile allowance of $8,400, a $100,000 merger-related executive retention bonus, and $4,536 in country club memberships.

(13)   Includes contributions to the Company’s 401(k) Retirement Savings Plan for the account of Mr. Isono of $22,501, an automobile allowance of $8,400, and a $100,000 merger-related executive retention bonus.

(14)   Includes contributions to the Company’s 401(k) Retirement Savings Plan for the account of Mr. Isono of $18,817 and an automobile allowance of $8,400.

Long-Term Cash Incentives.   On April 27, 2005, the Board adopted the Central Pacific Financial Corp. Long-Term Executive Incentive Plan. The Plan provides for contingent cash awards based on the Company’s performance over a three-year period. The following table provides information with respect to the long-term cash awards to Named Executive Officers in 2005.

Long-Term Incentive Plans—Contingent Cash Awards in 2005

	Maximum Dollar Value of
	Contingent Cash Awards	Performance	Estimated future payouts
Name	(1)	Period (2)	Threshold	Target	Maximum
ARNOLDUS, Clint	$619,350	Three years	$288,000	$360,000	$540,000
KANDA, Neal K.	$242,250	Three years	$114,000	$142,500	$213,750
FUJIMOTO, Blenn A.	$155,736	Three years	$70,081	$87,602	$136,269
HIRATA, Dean K.	$160,000	Three years	$72,014	$90,000	$140,028
ISONO, Denis K.	$151,411	Three years	$68,134	$85,168	$132,484

(1)          The cash awards are contingent on the Company meeting annual performance goals for the years
2005 - 2007.  Each year’s results are weighted to reflect a gradual progression to the 2007 earnings goal, with 50% of the total award value based on 2007 performance. For each year, there are three weighted performance criteria: earnings per share, credit quality, and efficiency ratio. Earnings per share has the heaviest weighting. There are minimum, target, and maximum goals for each criterion. For 2005, the Company’s performance was slightly above target goal levels.  The estimated future payouts in the table above reflect 2005 performance; because maximum goals were not achieved in 2005, the estimated maximum future payout is lower than the maximum value on the original date of grant. The contingent cash awards to Messrs. Kanda, Fujimoto, Hirata, and Isono were granted under the Central Pacific Financial Corp. Long-Term Executive Incentive Plan. They are one component of a three-component long-term incentive program consisting of equal parts cash, performance shares, and SARs. The cash award to Mr. Arnoldus was made under the 2004 Stock Compensation Plan. He did not receive a grant of performance shares or SARs.

(2)          Although the cash awards are earned on an annual basis, they do not vest until March 2008.

Performance Share Grants.   The following table provides information with respect to performance share grants to Named Executive Officers in 2005.

Long-Term Incentive Plans—Performance Share Grants in 2005

	Maximum Number of	Performance	Estimated future payouts
Name	Shares (1)	Period (2)	Threshold	Target	Maximum
ARNOLDUS, Clint	N/A	N/A	N/A	N/A	N/A
KANDA, Neal K.	8,810	Three years	4,788	5,702	8,193
FUJIMOTO, Blenn A.	5,819	Three years	3,059	3,639	5,388
HIRATA, Dean K.	5,664	Three years	2,976	3,542	5,244
ISONO, Denis K.	5,506	Three years	2,893	3,443	5,098

(1)          The performance shares are contingent on the Company meeting the same performance goals and criteria for 2005—2007 as the contingent cash awards described above.

(2)          Although the performance shares are earned on an annual basis, they do not vest until March 15, 2008.

SAR Grants.   In 2005, the Company granted stock appreciation rights as part of its long-term incentive program. The SARs had both a performance-vesting component and a service-vesting component. The SARs were granted on April 29, 2005, and performance in fiscal year 2005 (EPS, credit quality, and efficiency) determined the number of SARs that each executive earned. These earned SARs are then subject to service vesting conditions through March 15, 2008.

The following table provides information with respect to the SARs granted to the Named Executive Officers during 2005. The Company did not grant options in 2005.

SAR GRANTS DURING 2005

					Potential Realizable
	Individual Grants				Value at Assumed
	Number of	Percentage of			Annual Rates of
	Shares	Total SARs			Stock Price
	Underlying	Granted to		SAR	Appreciation for
	SARs	Employees in	Grant Price	Expiration	SAR Term (2)
Name	Granted (1)	2005	Per Share	Date	5%	10%
ARNOLDUS, Clint	N/A	N/A	N/A	N/A	N/A	N/A
KANDA, Neal K.	4,936	15.62%	$32.60	3/15/15	$25,364	$53,262
FUJIMOTO, Blenn A.	3,075	9.73%	$32.60	3/15/15	$15,801	$33,181
HIRATA, Dean K.	3,160	10.00%	$32.60	3/15/15	$16,238	$34,098
ISONO, Denis K.	2,990	9.46%	$32.60	3/15/15	$15,364	$32,264

(1)          Represents the number of performance SARs earned based on 2005 performance. These earned SARs do not vest until March 15, 2008. The maximum number of performance SARs that could have been earned for each Named Executive Officer was Mr. Arnoldus—not applicable, Mr. Kanda—7,590 SARs, Mr. Fujimoto—4,879 SARs, Mr. Hirata—5,013 SARs, and Mr. Isono—4,744 SARs.

(2)          The potential realizable value of each earned SAR included in the table represents the potential value assuming that the market price of the underlying shares appreciates in value from the date of grant to the end of the SAR term at an annualized rate of 5% or 10%. Actual gains, if any, on SAR exercises will depend upon the actual future market price of the Company’s stock.

Option & SAR Exercises and Holdings.   The following table provides information with respect to the Named Executive Officers concerning the exercise of options during the fiscal year ended December 31, 2005 and unexercised options held by the Named Executive Officers as of December 31, 2005.

AGGREGATED OPTION/SAR EXERCISES DURING 2005
AND 2005 YEAR-END OPTION/SAR VALUES
[Dates changed but data is from last year.]

					Value of Unexercised
			Number of Unexercised		In-the-Money Options &
	Shares Acquired	Value	Options & SARs at 12/31/05		SARs* at 12/31/05
Name	on Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
ARNOLDUS, Clint	—	—	119,842	149,763	$1,498,920	$1,251,480
KANDA, Neal K.	—	—	15,990	20,741	$237,189	$377,043
FUJIMOTO, Blenn A.	5,000	119,825	27,533	13,607	$537,009	$226,156
HIRATA, Dean K.	—	—	40,404	3,160	$1,032,958	$113,507
ISONO, Denis K.	—	—	3,357	8,021	$27,192	$148,152

•       The value of unexercised “in-the-money” options and SARs is the difference between the market price of the Common Stock on December 31, 2005 ($35.92 per share) and the exercise price, multiplied by the number of shares subject to the option/SAR .

Defined Benefit Pension Plan.   The Bank has a Defined Benefit Pension Plan that was closed to new participants effective December 31, 2002. To be eligible, an executive must have been hired prior to December 2, 2001. Accordingly, Messrs. Arnoldus, Hirata, and Isono are not eligible to receive benefits pursuant to the Defined Benefit Pension Plan.

The table below shows estimated annual retirement benefits at age 65 for various levels of executive compensation and service under the Bank’s Defined Benefit Pension Plan.

PENSION PLAN TABLE

Annualized Final		Years of Service
Average Compensation	15 Years	20 Years	25 Years	30 Years	35 Years
$50,000	$ 5,625	$7,500	$9,375	$11,250	$13,125
100,000	11,250	15,000	18,750	22,500	26,250
150,000	16,875	22,500	28,125	33,750	39,375
200,000	22,500	30,000	37,500	45,000	52,500
250,000	28,125	37,500	46,875	56,250	65,625
300,000	33,750	45,000	56,250	67,500	78,750
350,000	39,375	52,500	65,625	78,750	91,875
400,000	45,000	60,000	75,000	90,000	105,000
450,000	50,625	67,500	84,375	101,250	118,125
500,000	56,250	75,000	93,750	112,500	131,250

Under the Defined Benefit Pension Plan, benefits are based upon the employee’s years of service and highest average annual salary in the final 60-consecutive month period of service as of December 31, 2002. The credited years of service as of December 31, 2005 for Messrs. Kanda and Fujimoto are 13 and 2, respectively.

Supplemental Executive Retirement Plans.   The Company also has non-qualified, unfunded supplemental executive retirement plan arrangements (“SERP”) for certain executive officers, including the Named Executive Officers.

For Mr. Arnoldus, the SERP provides a lump sum payment equal to the actuarial equivalent of a joint and 100% survivor annuity payable for life and upon his death to his current spouse for life starting at age 65. The annuity amount on which the SERP benefit will be based is equal to (A) the product of his years of service with the Company, up to a maximum of 15 years, multiplied by 3 1/3% of the average of his salary and bonus for the three fiscal years preceding his termination, reduced by (B) the actuarial equivalent of his benefit under the Social Security Act and any other retirement benefits provided by the Company.

For Mr. Kanda, the SERP provides a benefit equal to the difference between (A) the benefit which would have accrued under the Company’s Defined Benefit Pension Plan, without regard to limitations imposed by laws and regulations governing such plans, reduced by (B) the benefit that actually accrued under the Defined Benefit Pension Plan. The Defined Benefit Pension Plan was curtailed effective December 31, 2002, and accordingly, no new benefits are accruing to Mr. Kanda. As is discussed below under “Mr. Kanda’s Retirement,” Mr. Kanda is retiring on March 31, 2006. Upon retirement, he will forfeit the benefit under this SERP. However, as part of the retirement agreement described below, the Company has provided Mr. Kanda with a new SERP that is comparable to the SERPs described immediately below for Messrs. Hirata and Fujimoto. The new SERP benefit under the retirement agreement is a lump sum payment in January 2007 of $293,182. This lump-sum payment represents the present value of an annual single life annuity benefit of $45,162 commencing at age 65.

The Company implemented a new SERP for Messrs. Hirata and Fujimoto, effective July 1, 2005.  The new SERP is designed to retain these key executives and provide retirement benefits comparable to those in peer banks and the broader industry. It reflects the promotion of these two executives to the role of Vice Chair and their broader leadership role. The SERP benefit vests over 10 years beginning on July 1, 2005, with relatively low vesting increments initially to encourage retention: 0% vesting prior to four years, 10% vesting per year in years four through six, 15% vesting per year in years seven and eight, and 20% vesting per year in years nine and 10.

For Mr. Fujimoto, the SERP provides a benefit equal to an annuity payable for life starting at age 65. The annuity amount on which the SERP benefit will be based is equal to (A) the product of his years of service with the Company multiplied by 3.25% of the average of his salary and bonus for the three fiscal years preceding his termination, with a maximum benefit of 75% of final average compensation, reduced by (B) the actuarial equivalent of 50% of his benefit under the Social Security Act and any other retirement benefits provided by the Company. The SERP is designed to provide an executive with 20 years of service a retirement benefit of 65% of the final three-year average of salary and bonus, reduced by other company-funded retirement benefits.

Mr.  Hirata is entitled to the greater of (A) the new SERP benefit calculated under the same terms as described above for Mr. Fujimoto’s SERP (years of service multiplied by 3.25% of salary and bonus for the three fiscal years preceding termination) or (B) the benefit calculated under the terms of an existing SERP that he originally entered into with CB Bancshares, Inc. (the “CB SERP”). His benefits under the new SERP are subject to the same 10-year vesting schedule described above for Mr. Fujimoto, beginning in 2005, without vesting credit for prior participation in the CB SERP. This approach provides a retention incentive and a comparable benefit to that of Mr. Fujimoto, without violating the terms or reducing the benefit of the existing CB SERP. The recently implemented SERP is projected to provide a higher benefit than the existing CB SERP after approximately 13 additional years of service. If and when the SERP provides a higher benefit, the CB SERP will no longer be in effect. Under no circumstances will Mr. Hirata receive benefits under both SERPs; he is entitled to the greater of the two SERP benefits.

Under the terms of the CB SERP and Mr. Hirata’s employment agreement, Mr. Hirata is entitled to the greater of (A) a SERP benefit calculated as of the date of termination of his employment and (B) a SERP benefit calculated under the “change of control” provisions of the CB SERP as of the date of the merger of the Company and CB Bancshares, Inc. The nominal SERP benefit under the CB SERP is a life annuity equal to 65% of final average compensation, less 50% of his social security benefit and less any employer-funded pension benefits. The 65% formula is reduced by 2.5% for each year of service less than 25 years of service and increased by 2.5% for each year of service exceeding 25 years of service (subject to a maximum adjusted percentage of 70%). The final average compensation means the average base salary plus bonus for the five-year period preceding the executive’s termination of employment.

The following table provides information on the estimated value of the annual SERP benefits payable commencing at age 65 to the Named Executive Officers.

SERP TABLE

Name	Estimated Annual Benefit at Age 65
ARNOLDUS, Clint	$371,651
FUJIMOTO, Blenn A.	$351,986
HIRATA, Dean K.	$402,861

Employment Arrangements

Effective September 14, 2004, the Company entered into a separate Employment Agreement with each of (a) Clint Arnoldus, Chief Executive Officer and Vice Chairman of the Company and the Bank, (b) Ronald K. Migita, Chairman of the Company and the Bank, (c) Neal K. Kanda, President and Chief Operating Officer of the Company and the Bank, (d) Dean K. Hirata, Executive Vice President and Chief Financial Officer of the Company and the Bank, (e) Blenn A. Fujimoto, Executive Vice President, Hawaii Market, of the Bank and (f) Denis K. Isono, Executive Vice President, Operations and Services of the Company and the Bank.

Terms of Mr. Arnoldus’s Agreement

Mr.  Arnoldus’s agreement provides for a minimum annual base salary of $600,000 with a minimum bonus target of 50% of his base salary. Mr. Arnoldus’s current base salary is $630,000.

The Company may terminate Mr. Arnoldus’ employment at any time and Mr. Arnoldus may resign at any time. If the Company chooses to terminate Mr. Arnoldus’ employment for reasons other than “cause” (as defined in his agreement) or if Mr. Arnoldus resigns for “good reason” (as defined in his agreement), the Company will be required to pay Mr. Arnoldus a lump sum payment equal to twice his base salary and target bonus, and Mr. Arnoldus will become entitled to his SERP benefit. In addition, the Company will be required to pay Mr. Arnoldus his accrued and unpaid compensation, a pro rata target bonus, continued health and welfare benefits for Mr. Arnoldus and his wife for life, accelerated vesting of all equity awards, relocation reimbursement and outplacement assistance. Mr. Arnoldus will be subject to a non-solicitation and non-competition requirement for the remainder of the term of his employment agreement.

In the event of a change of control of the Company, Mr. Arnoldus may voluntarily resign during the sixty-day period following the sixth month after the change of control date. In the event Mr. Arnoldus’ employment is terminated in anticipation of or following a change of control, he will be entitled to the same benefits he would have received had he been terminated without cause or resigned for good reason except that his severance amount will be three times base salary and target bonus. He will also be entitled to payments to cover any excise tax liability (on an after-tax basis) under Section 4999 of the Internal Revenue Code with respect to his payments under the employment agreement.

Terms of Mr. Migita’s Agreement

Mr.  Migita’s agreement provides for a minimum annual base salary of $200,000 and ordinary course directors fees. Mr. Migita’s current base salary is $200,040.

The Company may terminate Mr. Migita’s employment at any time, and Mr. Migita may resign at any time. If the Company chooses to terminate Mr. Migita’s employment for reasons other than “cause” (as defined in his agreement) or if Mr. Migita resigns for “good reason” (as defined in his agreement), the Company will be required to pay to Mr. Migita his accrued but unpaid compensation, a lump-sum payment of salary for the remainder of the term, continued health and welfare benefits for the remainder of the term and accelerated vesting of all equity awards. Mr. Migita will be subject to a non-solicitation and non-competition requirement for the remainder of the term of the employment agreement.

Terms of Mr. Kanda’s Agreement

Mr.  Kanda’s agreement provides for a minimum annual base salary of $285,000 with a minimum bonus target of 40% of his base salary. Mr. Kanda’s current base salary is $299,300.

The Company may terminate Mr. Kanda’s employment at any time, and Mr. Kanda may resign at any time. If the Company chooses to terminate Mr. Kanda’s employment for reasons other than “cause” (as defined in his agreement) or if Mr. Kanda resigns for “good reason” (as defined in his agreement), the Company will be required to pay to Mr. Kanda a lump-sum payment equal to salary and target bonus for the “severance period”, which is two years. In addition, the Company will be required to pay Mr. Kanda his accrued but unpaid compensation, a pro rata target bonus, continued health and welfare benefits for the remainder of the severance period, accelerated vesting of equity awards and outplacement assistance. In this circumstance, Mr. Kanda will be subject to a non-solicitation and non-competition requirement for the duration of his severance period. If Mr. Kanda terminates his employment without good reason or the Company terminates his employment for cause, Mr. Kanda will be subject to a non-solicitation and non-competition requirement for the remainder of the term of his employment agreement. Mr. Kanda would also be entitled to these severance benefits if the Company does not agree to renew his employment on substantially similar terms after the end of his two-year term. If there is a change of control of the Company, the term of the employment agreement and the severance period will both automatically extend to three years and Mr. Kanda will be entitled to payments to cover any excise tax liabilities (on an after-tax basis) under Section 4999 of the Internal Revenue Code with respect to his payments under the agreement.

Mr. Kanda’s Retirement Agreement

The position of Chief Operating Officer is being eliminated, and Mr. Kanda’s employment agreement will not be renewed. Accordingly, the Company has entered into a retirement agreement with Mr. Kanda that will provide him with benefits in addition to those to which he is entitled under his employment agreement. In return for his early retirement on March 31, 2006, his agreement to a more restrictive non-competition covenant than he is subject to under his employment agreement, and his executing a release of the Company and its officers and directors of all claims, the Company has agreed to pay Mr. Kanda retirement compensation and benefits in addition to what he is entitled to under his employment agreement. The Company has agreed to pay him one year’s additional salary and bonus, plus salary, benefits, and perquisites (including country club dues and an initiation fee) for the period April 1, 2006, through September 15, 2006. The Company will also provide Mr. Kanda with the SERP benefit described above. The total estimated value of the benefits payable under the Retirement Agreement, which includes all the benefits he is entitled to under his employment agreement, is $2,227,283.95.

Terms of Mr. Hirata’s Agreement

Mr.  Hirata’s agreement provides for a minimum annual base salary of $200,000 with a minimum bonus target of 30% of his base salary. Mr. Hirata’s current base salary is $243,700.

The Company may terminate Mr. Hirata’s employment at any time, and Mr. Hirata may resign at any time. If the Company chooses to terminate Mr. Hirata’s employment for reasons other than “cause” (as defined in his agreement) or if Mr. Hirata resigns for “good cause” (as defined in his agreement), the Company will be required to pay Mr. Hirata a lump-sum payment equal to the higher of (1) about $824,000 and (2) salary and target bonus for the “severance period”, which is the shorter of two years or the remainder of the term of the employment agreement. In addition, Mr. Hirata will also be entitled to his accrued but unpaid compensation, a pro rata target bonus, continued health and welfare benefits for the remainder of the severance period, outplacement assistance and accelerated vesting of all equity awards. In this circumstance, Mr. Hirata will be subject to a non-solicitation and non-competition requirement for the duration of his severance period. If Mr. Hirata terminates his employment without good reason or the Company terminates his employment for cause, Mr. Hirata will be subject to a non-solicitation and non-competition requirement for the remainder of the terms of the employment agreement. If there is a change in control of the Company, the term of the employment agreement and the severance period will both automatically extend to three years, and Mr. Hirata will be entitled to payments to cover any excise liabilities (on an after- tax basis) under Section 4999 of the Internal Revenue Code.

Under certain circumstances provided in his agreement, Mr. Hirata will be paid the CB SERP benefits described above.

Terms of the Agreements for Messrs. Fujimoto and Isono

Under his respective employment agreement, each of Messrs. Fujimoto and Isono will receive an annual base salary with a minimum bonus target of 30% of his base salary. The current annual base salary for Mr. Fujimoto is $220,700 and for Mr. Isono is $200,600. The Company may terminate the employment of each of the officers listed above at any time, and each officer may resign at any time. If the Company chooses to terminate the officers’ employment for reasons other than “cause” (as defined in their respective agreements) or if the officer resigns for “good reason” (as defined in their respective agreements), the Company will be required to pay the officer a lump sum payment equal to salary and target bonus for the “severance period”, which is the shorter of two years or the remainder of the term of the employment agreement. In addition, the Company will be required to pay the officer his accrued but unpaid compensation, a pro rata target bonus, continued health and welfare benefits for the severance period, accelerated vesting of all equity awards and outplacement assistance. In this circumstance, the officer will be subject to a non-solicitation and non-competition requirement for the duration of his severance period. If the officer terminates his employment without good reason or the Company terminates his employment for cause, the officer will be subject to a non-solicitation and non-competition agreement for the remainder of the term of the employment agreement. If there is a change of control of the Company, the term of the employment agreement and the severance period will both automatically extend to three years, and the officer will be entitled to payments to cover any excise tax liabilities (on an after-tax basis) under Section 4999 of the Internal Revenue Code with respect to his payments under the agreement.

PERFORMANCE GRAPH

The following graph compares the yearly percentage change in the Company’s cumulative total shareholder return on Common Stock with (i) the cumulative total return of the Russell 2000 index and (ii) the cumulative total return of all commercial banks in the S&P SmallCap 600 Commercial Bank Index over the period from December 31, 2000 through December 31, 2005. The graph assumes an initial investment of $100 at the end of 2000 and reinvestment of dividends during the ensuing five-year period. The graph is not necessarily indicative of future price performance.

The following performance graph does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filings under the Securities Act or under the Exchange Act, except to the extent we specifically incorporate this performance graph by reference.

	Base Period	Indexed Returns Years Ending
Company/Index	Dec00	Dec01	Dec02	Dec03	Dec04	Dec05
Central Pacific Financial Corp	100	107.90	205.05	229.81	283.11	286.97
Russell 2000 Index	100	102.49	81.49	120.00	142.00	148.46
S&P 600 Commercial Banks	100	114.52	122.64	164.36	199.45	181.62

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD OF DIRECTORS

PROPOSAL 1:

ELECTION OF DIRECTORS

The Board of Directors recommends the election of the five (5) nominees listed below as directors, to serve a three-year term expiring at the 2009 Annual Meeting of Shareholders and until their respective successors are elected and qualified or until their earlier death, resignation or removal.

Richard J. Blangiardi

Clayton K. Honbo

Paul J. Kosasa

Mike K. Sayama

Dwight L. Yoshimura

For more information regarding the background of each of the nominees for director, see the section titled “ELECTION OF DIRECTORS—Directors’ and Executive Officers’ Information”. The person named as “Proxy” in the enclosed form of proxy statement will vote the shares represented by all valid returned proxies in accordance with the specifications of the shareholders returning such proxies. If at the time of the Annual Meeting of Shareholders any of the nominees named above should be unable to serve, which event is not expected to occur, the discretionary authority provided in the proxy statement will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

The election of directors requires a plurality of the votes cast “FOR” the election of the directors by the shares entitled to vote in the election at a meeting at which a quorum is present. Accordingly, the five directorships to be filled at the meeting will be filled by the five (5) nominees receiving the highest number of “FOR” votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL 5 NOMINEES. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD WILL BE
VOTED “FOR” ALL 5 NOMINEES.

PROPOSAL 2:

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Board has appointed KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006. KPMG LLP audited the Company’s financial statements for the fiscal year ended December 31, 2005, and has audited the Company’s financial statements since the Company’s inception in 1982. Representatives of KPMG LLP are expected to attend the Meeting. The representatives are expected to be available to respond to appropriate questions and will have an opportunity to make a statement, if they desire to do so.

The Company is asking its shareholders to ratify the selection of KPMG LLP as its independent registered public accounting firm (as it has done in prior years) because it believes it is a matter of good corporate practice. If the Company’s shareholders do not ratify the selection, the Audit Committee will reconsider whether to retain KPMG LLP, but may still retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

We note that in our engagement letter with KPMG LLP with respect to their audit of our 2005 financial statements, we agreed to certain features, including binding arbitration of any disputes between us and the inability of the arbitrators to award either (1) non-monetary or equitable relief or (2) punitive damages. We also agreed that the arbitrators could not award any other monetary damages which were not measured by the prevailing party’s actual damages. In February 2006 the federal banking regulators issued an Advisory to the effect that certain features of audit engagement letters constitute unsafe and unsound practices and are, therefore, prohibited. While we expect that our engagement letter with KPMG LLP with respect to the audit of our 2006 financial statements will continue to provide for binding arbitration and the inability of the arbitrators to award punitive damages, that letter will omit any limitation of liability which is prohibited by the Advisory.

Fees Paid to Independent Registered Public Accounting Firm

The following table sets forth the aggregate fees the Company has incurred for audit and non-audit services provided by KPMG LLP who acted as independent registered public accounting firm for the fiscal year ending 2005 and performed the Company’s audit services in fiscal year 2005. The table lists audit fees, audit-related fees, tax fees, and all other fees.

Audit Fees.   The audit fees include only fees that are customary under generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and are the aggregate fees the Company incurred for professional services rendered for the audit of the Company’s annual financial statements for fiscal year 2005, the audit of internal controls over financial reporting for fiscal year 2005, reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for fiscal year 2005, review of financial statements included in the Company’s Registration Statement on Form S-3 and amendments thereto filed in fiscal year 2005, and regulatory and statutory engagements related to the aforementioned statements.

Audit-Related Fees.   Audit-related fees include fees for assurance and related services that are related to the performance of the audit of the financial statements, but are not reported under audit fees. These services include audits of the Company’s retirement plans and common area maintenance audits for office buildings owned by the Company.

Tax Fees.   Tax fees include only fees the Company incurred for professional services rendered for preparation of the Company’s tax return, tax filings, and tax consulting.

All Other Fees.   All other fees include the aggregate fees billed for services rendered by KPMG LLP other than those services covered above. All other fees consist principally of fees incurred in 2004 for services relating to the compilation of the Company’s existing loan policies into a loan manual.

	Year Ended December 31, 2005			Year Ended December 31, 2004
	Amount	Percent Approved by Audit Committee		Amount	Percent Approved by Audit Committee
Audit Fees(1)	$1,376,000	100%		$1,623,500	100%
Audit-Related Fees	$68,700	100%		68,500	100%
Tax Fees	$146,800	100	%(2)	53,000	100%
All Other Fees	None	—%		8,120	100%

(1)          The decrease in audit fees for fiscal year 2005 is attributable primarily to additional costs incurred in 2004 related to the initial audit of internal control over financial reporting and to the Company’s 2004 acquisition of CB Bancshares, Inc.

(2)          Excludes $5,000 paid to KPMG LLP relating to tax services performed for Hawaii HomeLoans, Inc. for which KPMG LLP had been engaged directly by Hawaii HomeLoans, Inc. prior to their acquisition by the Company in 2005.

The Audit Committee of the Board established a policy in 2003 to pre-approve all services provided by KPMG LLP. Each service to be provided by KPMG LLP is presented for pre-approval at the Audit Committee’s regular meeting or presented to the Chair of the Audit Committee for pre-approval under delegated authority and presented to the Audit Committee at their next regular meeting. All engagements with KPMG LLP that commenced during 2004 and since then have been pre-approved in accordance with the pre-approval policy, except as described in footnote (2) above.

The Audit Committee considered whether the provision of audit-related services, tax services, and all other services is compatible with maintaining the independence of KPMG LLP.

The Board has submitted its appointment of KPMG LLP for ratification by the Company’s shareholders. The affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock represented and entitled to vote at the Meeting will be required for passage of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD WILL BE
VOTED “FOR” THIS PROPOSAL.

PROPOSALS OF SHAREHOLDERS

Shareholder proposals intended to be included in the Company proxy statement and voted on at the Company’s regularly scheduled 2007 annual meeting of shareholders must be received at the Company’s offices at 220 South King Street, Honolulu, Hawaii 96813, Attention: Corporate Secretary, by November 23, 2006. Applicable SEC rules and regulations govern the submission of shareholder proposals and the Company’s consideration of them for inclusion in next year’s proxy statement and form of proxy.

The Company’s Restated Bylaws contain procedures that shareholders must follow to present business at a meeting of shareholders if such business is not specified in the proxy statement. A shareholder may obtain a copy of these procedures from the Company’s Corporate Secretary. In addition to other applicable requirements, for business to be properly brought before the 2007 annual meeting of shareholders, a shareholder must give notice of the matter to be presented at the meeting in a proper written form to the Company’s Corporate Secretary. The Corporate Secretary must receive this written notice at the principal offices of the Company not less than 90 calendar days nor more than 120 calendar days prior to the anniversary date of the preceding year’s annual meeting. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of our Restated Bylaws (and not pursuant to SEC Rule 14a-8) must be received no earlier than January 2, 2007 and no later than February 1, 2007. Shareholder proposals not made in accordance with these requirements may be disregarded by the chairperson of the meeting.

OTHER BUSINESS

The Board knows of no other business that will be presented for consideration at the Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby on such matters in accordance with the recommendation of the Board.

Incorporation by Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing by the Company under the U.S. Securities Act of 1933 or the U.S. Securities Exchange Act of 1934, the sections of this Proxy Statement entitled “Report of the Compensation Committee on Executive Compensation,” “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) and “Stock Price Performance,” will not be deemed incorporated, unless specifically provided otherwise in such filing.

Dated: March 20, 2006	CENTRAL PACIFIC FINANCIAL CORP.

RONALD K. MIGITA
Chairman

CLINT ARNOLDUS
Vice Chairman and Chief Executive Officer

APPENDIX A

CENTRAL PACIFIC FINANCIAL CORP.

BOARD OF DIRECTORS

AUDIT COMMITTEE CHARTER

(Adopted by the Board of Directors, January 25, 2006)

I.   DEFINITIONS OF TERMS USED HEREIN

The following terms used in this Charter have the following meanings:

A.             “applicable laws” means and includes all laws, rules, regulations and requirements applicable or relating to a particular matter, and includes, without limitation, the Sarbanes-Oxley Act of 2002, the NYSE Listing Standards, the Securities Exchange Act of 1934, the FDIC Rules and Regulations (including, without limitation, Part 363), the Federal Deposit Insurance Corporation Improvement Act of 1991, and the Interagency Policy Statement on the Internal Audit Function and Its Outsourcing (FDIC FIL-21-2003, dated March 17, 2003).

B.              “Bank” means Central Pacific Bank.

C.              “Board” means the Board of Directors of the Company.

D.             “Charter” means this Audit Committee Charter of the Company.

E.              “Committee” means the Audit Committee of the Company.

F.               “Company” means Central Pacific Financial Corp.

G.            “Exchange Act” means the Securities Exchange Act of 1934.

H.            “FDIC” means the Federal Deposit Insurance Corporation.

I.                  “GAAP” means generally accepted accounting principles.

J.                 “NYSE” means the New York Stock Exchange.

K.             “Outsourcing” means the engagement of third parties to provide services to and/or perform work for the Company which has traditionally been accomplished within the Company.

L.               “SEC” means the United States Securities and Exchange Commission.

II.   PURPOSE

The Committee’s primary purpose is to assist the Board in overseeing various accounting, auditing, internal control, legal and regulatory matters of the Company. Accordingly, in fulfillment of this purpose, the Committee’s primary objectives are to:

A.             Monitor the integrity of the financial statements and accounting, of the internal audits, of the internal controls, and of the handling of legal matters, of the Company and its subsidiaries.

B.              Appoint (subject to shareholder approval, if applicable), determine the qualifications, independence and compensation of, oversee the work of, and evaluate the performance of, the Company’s independent and internal auditors that audit the Company and any of its subsidiaries.

C.              Monitor the compliance by the Company with legal and regulatory requirements, to include without limitation, the Company’s Code of Conduct & Ethics for all employees, officers and directors, and the Company’s Code of Conduct & Ethics for Senior Financial Officers.

D.             Coordinate and facilitate communication among the auditors, Company management and the Board respecting accounting, auditing, internal control and legal matters.

E.              Perform such other duties and responsibilities as may be requested by the Board or required by law to be performed by the Committee as the audit committee for the Company.

F.               Take all such related and other actions as the Committee deems reasonably necessary in order to fulfill its duties and responsibilities under this Charter.

III.   AUTHORITY

The Committee is established pursuant to Article V of the Bylaws (as amended and restated) of the Company.

In order to carry out its purpose, objectives and responsibilities under this Charter, the Committee shall have the following authority:

A.             To take all necessary or appropriate actions in order to fulfill its responsibilities under this Charter.

B.              To appoint (subject to shareholder approval, if applicable), terminate, determine the qualifications, independence and compensation of, oversee the work of, and evaluate the performance of, the Company’s independent auditors and the internal audit function of the Company and any of its subsidiaries. The Committee shall have the sole authority (subject only to any applicable shareholder approval), with respect to the matters set forth in the preceding sentence. The Committee shall also have the authority to outsource the internal audit function.

C.              To communicate directly with and have direct access to the Company’s independent and internal auditors that audit the Company and any of its subsidiaries.

D.             To determine the level of funding appropriate for payment of compensation to the auditors (independent and internal) for issuing audit reports and rendering other audit services and to any advisors employed by the Committee. The Committee shall have sole authority to approve all audit engagement fees.

E.              To request that any officer or employee of the Company or the Company’s auditors (independent and internal) or outside attorneys to attend a meeting of the Committee or to meet with any members of, or consultants or advisors to, the Committee.

F.               To the extent it deems necessary or appropriate, to ask the Company to provide the Committee with resources to assist it in carrying out its duties.

G.            To the extent it deems necessary or appropriate, to form and delegate authority to subcommittees consisting of one or more committee members, including the authority to grant pre-approvals of audit and non-audit services, provided that the decision of such subcommittees to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

H.            To conduct any investigation that it deems necessary or appropriate pursuant to its fulfillment of its responsibilities under this Charter.

I.                  To the extent it deems necessary or appropriate, to retain independent legal, accounting or other consultants or advisors.

J.                 To perform such other duties and responsibilities as may be requested by the Board or required by law to be performed by the Committee as the audit committee for the Company.

IV.   MEMBERSHIP

A.             Appointment.   The members of the Committee are appointed annually by the Board and serve until their successors are duly elected and qualified.

B.              Number.   The Board determines the number of members in the Committee from time to time, but the number shall not be less than the minimum number prescribed by the Company’s Bylaws, or by any applicable laws.

C.              Independence.   Committee members must be non-employee directors, be independent and free from any relationship that would interfere with the exercise of their independent judgment, and fully satisfy any and all other independence requirements as prescribed by all applicable laws.

D.             Financial Experience.   All members of the Committee shall have sufficient business, financial and/or accounting background and experience in order to fully satisfy any and all financial and accounting experience requirements which are prescribed by all applicable laws.

E.              Audit Committee Financial Expert.   At least one member of the Committee shall have sufficient business, financial and/or accounting background and experience in order to fully qualify such person as an “audit committee financial expert”, as defined by any applicable laws.

F.               Committee Chair and Vice Chair.   The Board will appoint one of the members of the Committee to serve as Committee Chair and another member of the Committee to serve as Committee Vice Chair. The Committee Chair (and in the Committee Chair’s absence, the Committee Vice Chair) will have authority to act on behalf of the Committee between meetings.

G.            Other Membership Requirements.   The members of the Committee and its Chair and Vice Chair, shall satisfy all other applicable laws pertaining to the qualifications of any member or Chair or Vice Chair of the Committee, or to the composition of the Committee.

V.   MEETINGS

A.             Chair/Vice Chair.   The Chair of the Committee shall preside over the Committee meetings. In the absence of the Chair, the Vice Chair will preside over the Committee meetings. In the event both the Chair and Vice Chair are absent and neither the Chair nor Vice Chair have delegated another Committee member to preside over the meeting, the Committee members present at any such Committee meeting shall decide among themselves which member shall preside over that meeting.

B.              Frequency.   The Committee shall meet at least four times annually, and may meet more frequently as it deems necessary or appropriate.

C.              Agenda.   The Chair (and in the Chair’s absence, the Vice Chair) shall be responsible for preparing or having prepared an agenda for each Committee meeting.

D.             Attendance by Others.   The Chair (and in the Chair’s absence, the Vice Chair) shall coordinate the attendance at the meeting by management, auditors (independent and internal), and all others whom the Committee seeks to meet with.

E.              Private Sessions.   The Committee will, on a periodic basis, meet separately with the independent auditors, the internal auditors, and management, to discuss any matters which the Committee or these other groups want to discuss privately.

F.               Minutes.   The Chair (and in the Chair’s absence, the Vice Chair) shall ensure that minutes of every Committee meeting are taken, recorded and kept, and also that all documentation submitted before the Committee is maintained with the minutes.

G.            Joint Sessions.   The Committee may meet simultaneously as a committee of the Company and of the Bank, though it should hold separate sessions if necessary to address issues that are relevant to one entity but not the other or to consider transactions between the two entities or other matters where the Company and the Bank may have different interests. The Committee should consult with internal or outside counsel if, in the opinion of the Committee, any matter under consideration by the Committee has the potential for any conflict between the interests of the Company and those of the Bank or the Company’s other subsidiaries in order to ensure that appropriate procedures are established for addressing any such potential conflict and for ensuring compliance with the Company’s policies regarding Sections 23A and 23B of the Federal Reserve Act and related Regulation W.

VI.   RESPONSIBILITIES

In fulfilling its primary purpose and objectives, the Committee shall have the following responsibilities:

A.             Charter Review.   The Committee will review and reassess the adequacy of this Charter annually, and thereafter recommend this Charter, and any proposed changes to this Charter, to the Board for annual approval. The Committee shall ensure this Charter is published and otherwise made publicly available in accordance with all applicable laws.

B.              Financial Reporting.   The Committee will accomplish the following with respect to monitoring the Company’s financial reporting.

1.                 Review and discuss with management and the independent auditors the Company’s quarterly financial statements, including disclosures made in management’s discussion and analysis, prior to the filing of its Form 10-Q, including the results of the independent auditors’ reviews of the quarterly financial statements. This review should include a discussion of all applicable items set forth in this subsection B.

2.                 Review and discuss with management and the independent auditors the Company’s annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K. This review should include a discussion of all applicable items set forth in this subsection B.

3.                 Review and discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including the appropriateness and quality of the Company’s accounting principles, any significant changes in the Company’s selection or application of accounting principles, the development, selection and disclosure of critical accounting estimates and the use thereof, and analyses of the effect of alternative assumptions, estimates or GAAP methods on the Company’s financial statements.

4.                 Discuss with management, either specifically or by discussion of the types of information to be disclosed and the types of presentation to be made, the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information and any earnings guidance, as well as financial information provided to analysts and rating agencies.

5.                 Review and discuss any accounting adjustments that were noted or proposed by the auditors but were “passed” (as immaterial or otherwise); any communication between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement; and any “management” or “internal control” letter issued, or proposed to be issued by the audit firm of the Company.

6.                 Discuss with management and the independent auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

7.                 Discuss with management the Company’s policies with respect to risk assessment and risk management, including the risk of fraud. The Committee shall also discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

8.                 Discuss with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61.

9.                 Discuss with the Company’s independent auditors, internal auditors, and management any weaknesses or deficiencies that any of the foregoing have identified relating to financial reporting or other related matters and their proposals for rectifying such weaknesses or deficiencies.

10.          Monitor the Company’s progress in promptly addressing and correcting any and all identified weaknesses or deficiencies in financial reporting or related matters.

11.          Receive periodic reports from the independent auditors and appropriate officers of the Company on significant accounting or reporting developments proposed by the Financial Accounting Standards Board or the SEC that may impact the Company.

12.          Receive periodic reports from independent auditors and appropriate officers of the Company on significant financial reporting or other related matters for non-bank subsidiaries.

13.          Oversee the preparation of the Committee’s report required by the rules of the SEC to be included in the Company’s annual proxy statement.

C.              Internal Controls.   The Committee will accomplish the following with respect to monitoring the Company’s internal controls.

1.                 Discuss and review management’s assessment of the effectiveness of internal controls over financial reporting as of the end of the most recent fiscal year and the independent auditors report on management’s assessment.

2.                 Discuss with the Company’s independent auditors, internal auditors, and management any weaknesses or deficiencies that any of the foregoing have identified relating to internal controls or other related matters and their proposals for rectifying such weaknesses or deficiencies, in connection with the required quarterly certifications under Section 302 of the Sarbanes-Oxley Act. In addition, the Committee shall discuss with management, the internal auditors and independent auditors any significant changes in internal controls over financial reporting that are disclosed or considered for disclosure, in the Company’s periodic filing with the SEC.

3.                 Monitor the Company’s progress in promptly addressing and correcting any and all identified weaknesses or deficiencies in internal controls or related matters.

4.                 Receive periodic reports from independent and internal auditors and appropriate officers of the Company on internal controls or other related matters for non-bank subsidiaries.

D.             Independent and Internal Auditors and Audits.   The Committee will accomplish the following with respect to the independent and internal auditors and audits of the Company or any of its subsidiaries.

1.                 Appoint (subject to shareholder approval, if applicable), compensate, and oversee the work of the independent and internal auditors (including resolution of disagreements between management and the auditors) for the purpose of preparing or issuing an audit report or related work. The Committee is directly responsible for appointing, compensating and overseeing the work of the auditors and the auditors are directly accountable to and shall report directly to the Committee.

2.                 In selecting an auditor, the Committee shall ensure that sufficient due diligence is performed, to include, without limitation, reviewing the auditor’s and its staffs’ experience, expertise, qualifications and available resources.

3.                 The Committee shall ensure that all auditor engagements are in writing and cover all pertinent areas of the engagement, to include, without limitation: the expectations and responsibilities of both parties; the scope and frequency of the work; fees; type and frequency of reporting to senior management and the Board; the handling of amendments, defaults and termination of the engagement; possession, ownership, accessibility, location, and retention regarding reports and work-papers; submission to regulatory review; dispute resolution process and allocation of liability; and, separation of auditor from management/employee functions.

4.                 Oversee the rotation of the lead (or coordinating) audit partner having primary responsibility for the independent audit and the audit partner responsible for reviewing the independent audit at least once every five years and consider whether, in order to assure the continuing auditor independence, it is appropriate to rotate the auditing firm itself on a regular basis.

5.                 Review and monitor the independence, qualifications and performance of the independent and internal auditors by, among other things:

a.                  Obtaining and reviewing a report from the auditors at least annually regarding (i) the auditors’ internal quality-control procedures, (ii) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more audits carried out by the firm, (iii) any steps taken to deal with any such issues, (iv) all relationships between the auditors and the Company, and (v) all significant relationships that could impair the auditors’ independence;

b.                 Evaluating the independence, qualifications and performance of the auditors, including considering (i) whether the auditors’ quality controls are adequate, (ii) whether any disclosed relationships or services may impair the objectivity and independence of the auditors, (iii) whether the experience, qualifications and independence of the senior members of the independent and internal audit teams are acceptable, and (iv) whether, for the independent auditor, the provision of any non-audit services is compatible with maintaining the independent auditors’ independence, taking into account the opinions of management and the internal auditors; and

c.                  Taking appropriate action to ensure the continued independence of the independent and internal auditors.

6.                Review and discuss with the independent and internal auditors, and approve, their respective annual audit plans, budgets, staffing, reports and responsibilities, and the scope, approach and results of their audits, and any reliance upon management and others.

7.                Ensure that the internal auditors accomplish the following items.

a.                  Develop and execute a comprehensive internal audit plan. This plan must be presented to the Committee for approval. In addition, any deviations from the plan shall be reported to and receive the approval from the Committee.

b.                 Examine the effectiveness of all levels of management in their stewardship of Company resources and in their compliance with established policies and procedures, and with all applicable laws.

c.                  When necessary, recommend improvement of management controls designed to safeguard Company resources, ensure accurate reporting, and ensure compliance with all applicable laws.

d.                 Review policies, procedures, records and other documentation for their adequacy to accomplish intended objectives.

e.                  Provide reports to the Committee on the results of internal audits, and meet with the Committee regarding such reports and management’s responses thereto.

f.                    Appraise the adequacy of actions taken by management to correct reported deficiencies, accept adequate corrective action, reject inadequate corrective action, and continue reviews on inadequate corrective action until adequate corrective action or some other alternate acceptable action is taken or the matter is otherwise satisfactorily resolved.

g.                  Conduct special examinations at the request of management, the Committee or the Board.

h.                 Provide advice and opinions at the request of management regarding management controls, provided, however, that the internal auditors shall not participate in any decision-making process or in the implementation of any management decision.

Internal auditors shall not have any authority to approve transactions of any nature, nor may internal auditors administer or supervise any Company function or operation.

8.                Pre-approve all auditing services and permitted non-audit services to be performed for the Company or any of its subsidiaries by the independent auditors, except as provided in this paragraph. In no event shall the independent auditors perform any non-audit services for the Company which are prohibited by any applicable laws. The Committee shall establish general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and shall review such guidelines with the Board. The Committee may delegate to one or more of its members the authority to grant pre-approvals of such permitted non-audit services, provided that any such pre-approvals granted pursuant to this delegated authority shall be reported to the Committee at its next regular meeting. Formal pre-approval shall not be required for the provision of non-audit services if (i) the aggregate amount of all such non-audit services constitutes not more than 5% of the total amount of revenues paid by the Company to the auditors during the fiscal year in which the non-audit services are provided, (ii) such services were not recognized by the Company at the time of engagement to be non-audit services, and (iii) such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit. Approvals of a non-audit service to be performed by the independent auditors and, if applicable, the guidelines pursuant to which such services were approved, shall be disclosed as promptly as practicable in the Company’s quarterly or annual reports required by Section 13(a) of the Exchange Act. In carrying out its responsibilities under the preceding paragraph, if the Committee approves an audit service within the scope of engagement of the independent auditors, such audit service shall be deemed to have been preapproved for purposes of this paragraph.

9.                Preapprove all services to be performed for the Company or any of its subsidiaries by the internal auditors.

10.         Ensure that the independent and internal auditors have access to all necessary Company resources and personnel.

11.         Instruct the independent and internal auditors to communicate directly to the Committee, any disputes with management, or any problems or difficulties encountered in connection with any audit.

12.         Obtain from the independent and internal auditors any reports required to be furnished to the Committee under all applicable laws.

13.         Review all reports prepared by the independent and internal auditors for or on behalf of the Company and/or management, and any management responses thereto.

14.         Determine and approve the fees and other compensation paid to the independent and internal auditors.

15.         Discharge and terminate the independent and/or internal auditors when circumstances warrant.

16.         Review with management and the independent auditors the basis for the reports required to be filed by management and by the independent auditors with the FDIC pursuant to 12 C.F.R. Section 363.2(a) and (b) and Sections 363.3(a) and (b), respectively.

E.               Compliance Oversight.   The Committee will conduct the following oversight activities.

1.                Receive, investigate and otherwise handle complaints of an accounting, auditing or internal control nature, pursuant to the Company’s Complaint Policy, and in accordance with all applicable laws. On at least an annual basis, review and recommend to the Board approval of, the Complaint Policy and any changes thereto.

2.                Determine conflicts of interest pursuant to the Company’s Code of Conduct & Ethics, and Code of Conduct & Ethics for Senior Financial Officers, and in accordance with all applicable laws. On at least an annual basis, review and recommend to the Board approval of, the Code of Conduct & Ethics, and Code of Conduct & Ethics for Senior Financial Officers and any changes thereto.

3.                Discuss with management and the independent and internal auditors the status and adequacy of the Company’s management information systems, including the significant risks and major controls over such risks.

4.                Review and evaluate all related party transactions that are material to the financial statements.

5.                Discuss with management and the external and internal auditors the Company’s processes regarding compliance with applicable laws, and when appropriate request and receive reports from management concerning such compliance.

6.                Discuss with management and the independent and internal auditors any correspondence, complaints, inquiries, investigations or reports, from regulators, governmental agencies, or others, which raise material issues regarding the Company’s financial statements or accounting policies or which result in substantial non-compliance with the Company’s Code of Conduct &

Ethics or Code of Conduct & Ethics for Senior Financial Officers, or which result in substantial non-compliance with any other applicable laws.

7.                Discuss with the Company’s General Counsel legal matters that may have a significant adverse impact on the Company.

8.                Discuss with the Company’s Compliance Manager compliance matters that may have a significant adverse impact on the Company.

9.                Discuss with the Company’s Chief Risk Officer risks that may have a significant adverse impact on the Company.

F.                General.   The Committee will also accomplish the following:

1.                Regularly report to the Board on the Committee’s activities, and seek Board ratification (exclusive of inside directors) of Committee actions as and when required and/or permitted by all applicable laws.

2.                In addition to Committee minutes, maintain any other records of the Committee’s activities.

3.                Review and assess the quality and clarity of the information provided to the Committee and make recommendations to management as the Committee may deem appropriate for improving such materials.

4.                Annually review the performance of the Committee.

5.                Perform the duties required to be performed by the audit committee for any subsidiary of the Company that does not have its own audit committee, in each case to the extent permitted, and in the manner required, by applicable laws and regulations.

6.                Perform any other activities in fulfillment of and consistent with the responsibilities of the Committee under this Charter, and as the Board may deem necessary or appropriate.

VII. HIRING OF EMPLOYEES OR FORMER EMPLOYEES OF INDEPENDENT AUDITOR.   The Company shall not employ in any position involved in financial reporting matters (to include, but not be limited to, the Company’s chief executive officer, chief financial officer, and controller), any person who, within the one-year period preceding the commencement of the audit of the Company’s current year’s financial statements, was employed by the Company’s independent auditor and performed more than ten hours of work on the independent audit or any other audit, review or attestation engagement for the Company. The Company may employ such person at any time in a position that does not involve financial reporting matters.

VIII. AMENDMENT.   This Charter may only be amended by a majority of the Board. The Committee, may, however, in its best judgment and discretion, deviate from or alter, modify or change any of its responsibilities in this Charter if doing so would better serve the primary purpose and objectives of this Charter, provided such deviation is of a temporary nature, and provided further that the Chair informs the Board of such deviation and obtains Board approval of same.

IX. LIMITATIONS.

A.             It should be noted that the Committee’s job is one of oversight as set forth in this Charter. It is not the duty of the Committee to prepare the Company’s and its subsidiaries financial statements, to conduct audits, or to determine that the Company’s and its subsidiaries financial statements are complete and accurate and are in accordance with GAAP. The Company’s management is responsible for preparing the Company’s and its subsidiaries financial statements and for maintaining internal controls, and the independent auditors are responsible for auditing the financial statements. Nor is it the duty of the Committee to assure the Company’s and its subsidiaries compliance with all applicable laws.

B.              In performing their responsibilities, Committee members are entitled to rely in good faith on information, opinions, reports or statements prepared or presented by the following persons and groups.

1.                 One or more officers or employees of the Company whom the Committee members reasonably believe to be reliable and competent in the matters presented.

2.                 Accountants, auditors, counsel or other persons as to matters which the Committee members reasonably believe to be within the professional or expert competence of such person.

3.                 Another committee of the Board as to matters within its designated authority which committee the Committee members reasonably believe to merit confidence.

APPENDIX B

CENTRAL PACIFIC FINANCIAL CORP.
STANDARDS REGARDING DIRECTOR INDEPENDENCE

A.              In order to qualify as independent, a Director (“Director”) of Central Pacific Financial Corp. (“CPF”) or Central Pacific Bank (“CPB”) must meet all of the following criteria:

1.                The Board of Directors of CPF and CPB must affirmatively determine that the Director has no material relationship with CPF, either directly or as a partner, shareholder or officer of an organization that has a relationship with CPF.

Note: Under the NYSE Corporate Governance Standards, in order for any Director to qualify as “independent” the Board must affirmatively determine that the Director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or any subsidiary of the Company). In making its independence determination, the Board should broadly consider all relevant facts and circumstances. In particular, when assessing the materiality of a Director’s relationship with the Company, the Board should consider the issue not merely from the standpoint of the Director, but also from that of persons or organizations with which the Director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. Ownership of a significant amount of stock in the Company is not, by itself, however, a bar to an independence finding. The identity of the independent Directors and the basis for the Board’s determination that a relationship is not material must be disclosed in the Company’s annual proxy statement.

None of the following relationships shall be considered to be a material relationship that would cause a director not to be independent (provided such relationships do not otherwise conflict with any independence standards set by the New York Stock Exchange, the Securities and Exchange Commission, or by any other applicable law, rule or regulation):

a.                  Service by a Director as an executive officer, employee or equity owner of a company that has made payments to or received payments from CPF or CPB or any subsidiary or affiliate of CPF or CPB, so long as the payments made or received during such other company’s last three fiscal years are not in excess of the greater of $1 million or 2% of such other company’s consolidated gross revenues for such other company’s fiscal year in which the payments were made.

b.                 Service by a Director solely in the position of director, trustee, advisor or similar position, of a business or entity that engages in a transaction with CPF or CPB or any subsidiary or affiliate of CPF or CPB, provided a majority of the directors of that business or entity do not comprise a majority of the directors of CPF or CPB or any subsidiary or affiliate of CPF or CPB.

c.                  Extensions of credit by CPB to a Director, or a company of which a Director is an executive officer, employee or equity owner, or maintenance at CPB by a Director, or a company of which a Director is an executive officer, employee or equity owner, of deposit, checking, trust, investment, or other accounts with CPB, in each case on terms that are substantially similar to those available to similarly situated customers of CPB.

d.                 Referrals by a Director of clients, business or personal acquaintances or family members to CPF or CPB or any other subsidiary or affiliate of CPF or CPB.

e.                  Service by a Director solely in the position of director, trustee, advisor or similar position of a tax-exempt organization to which CPF or CPB or any subsidiary or affiliate of CPF or CPB makes contributions.

f.                    Any other transaction or relationship between a Director and CPF or CPB or any subsidiary or affiliate of CPF or CPB in which the amount involved does not exceed $10,000.

2.                The Director is not employed by CPF nor was employed by CPF within the last 3 years.

3.                None of the Director’s immediate family members is an executive officer of CPF nor was an executive officer of CPF within the last 3 years.

4.                Within the last 3 years, the Director has not received more than $100,000 during any twelve-month period in direct compensation from CPF, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

5.                Within the last 3 years, none of the Director’s immediate family members has received more than $100,000 during any twelve-month period in direct compensation from CPF, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

Note: Compensation received by an immediate family member for service as a non-executive employee of CPF need not be considered in determining independence.

6.                The Director is not a current partner of a firm that is CPF’s internal or external auditor.

7.                None of the Director’s immediate family members are a current partner of a firm that is CPF’s internal or external auditor.

8.                The Director is not a current employee of a firm that is CPF’s internal or external auditor.

9.                The Director does not have an immediate family member who is an employee of a firm that is CPF’s internal or external auditor, and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice.

10.         Within the last 3 years, the Director was not a partner or employee of a firm that is or was CPF’s internal or external auditor, who personally worked on CPF’s audit within that time.

11.         Within the last 3 years, no immediate family member of the Director was a partner or employee of a firm that is CPF’s internal or external auditor, who personally worked on CPF’s audit within that time.

12.         The Director does not serve, and within the last 3 years has not served, as an executive officer of another company (excluding CPF companies) in which any present CPF executive officer serves on that other company’s compensation committee.

13.         None of the Director’s immediate family members is, nor within the last 3 years has been, employed as an executive officer of another company (excluding CPF companies) in which any present CPF executive officer serves on that other company’s compensation committee.

14.         The Director is not a current employee of a company that has made payments to, or received payments from, CPF for property or services in an amount which, in any of the last 3 fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

Note: Both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year of such other company. The look-back provision for this test applies solely to the financial relationship between CPF and the director or immediately family member’s current employer; a listed company need not consider former employment of the director or immediate family member.

Note: Contributions to tax exempt organizations shall not be considered “payments”, provided however, that CPF must disclose in its annual proxy statement, any such contributions made by CPF to any tax exempt organization in which any independent director serves as an executive officer if, within the preceding 3 years, contributions in any single fiscal year from CPF to the organization exceeded the greater of $1 million or 2% of such tax exempt organization’s consolidated gross revenues.

15.         None of the Director’s immediate family members is a current executive officer of a company that has made payments to, or received payments from, CPF for property or services in an amount which, in any of the last 3 fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

Note: Same “Notes” in number 14 above apply to this number 15.

B.               In order to qualify as independent for purposes of the audit committee, a Director must meet all of the following additional independence criteria:

1.                Other than in his or her capacity as a member of the Board or any Board committee, a Director must not accept or have accepted, directly or indirectly, any consulting, advisory, or other compensatory fee from CPF.

Note: Compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with CPF (provided that such compensation is not contingent in any way on continued service). Note: The term indirect acceptance by a member of an audit committee of any consulting, advisory or other compensatory fee includes acceptance of such a fee by a spouse, a minor child or stepchild or a child or stepchild sharing a home with the member of by an entity in which such member is a partner, member, an officer such as a managing director occupying a comparable position or executive officer, or occupies a similar position (except limited partners, non-managing members and those occupying similar positions who, in each case, have no active role in providing services to the entity) and which provides accounting, consulting, legal, investment banking or financial advisory services to CPF or any of its subsidiaries.

2.                A Director must not be affiliated with CPF or any subsidiary of CPF.

Note: An audit committee member that sits on the board of directors of a listed issuer and an affiliate of the listed issuer is exempt from this requirement if the member, except for being a director on each such board of directors, otherwise meets the independence requirements for each such entity, including the receipt of only ordinary-course compensation for serving as a member of the board of directors, audit committee or any other board committee of each such entity.

When used above the following terms shall have the following meanings:

“affiliate of” or “affiliated with”, a specified person, means a person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the person specified. A person is not deemed to be in control of a specified person if the person is not the beneficial owner, directly or indirectly, of more than 10% of any class of voting equity securities of the specified person, and is not an executive officer of the specified person. The following are deemed affiliates: an executive officer of an affiliate; a director who is also an employee of an affiliate; a general partner of an affiliate, and a managing member of an affiliate. [See Securities Exchange Act of 1934, Rule 10-A-3] The term “affiliate”

also includes a subsidiary, sibling company, predecessor, parent company, or former parent company. [See NYSE Corporate Governance Standards]

“Company” and “CPF” means and includes Central Pacific Financial Corp. and its affiliates and subsidiaries.

“executive officer” means and includes as to Central Pacific Financial Corp., its chief executive officer, president, any vice president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy making function or any other person who performs similar policy making functions for Central Pacific Financial Corp. Executive officers of affiliates and subsidiaries of Central Pacific Financial Corp. may be deemed executive officers of Central Pacific Financial Corp. if they perform such policy making functions for Central Pacific Financial Corp. [See Securities Exchange Act of 1934, Rule 3b-7]

“immediate family member(s)” means and includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who share such person’s home (when applying the look-back provisions, one need not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated).

[GRAPHIC]

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, April 25, 2006

6:00 p.m. Hawaii time

Haleakala and Kilauea Rooms
of the
Hawaii Prince Hotel Waikiki
100 Holomoana Street
Honolulu, Hawaii

[GRAPHIC]

proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 25, 2006.

If no choice is specified, the proxy will be voted “FOR” Items 1 and 2.

By signing the proxy, you revoke all prior proxies and appoint Clint Arnoldus and Glenn K. C. Ching and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may properly come before the Annual Meeting and at any and all adjournments thereof.

See reverse for voting instructions.

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1. Election of Class III directors:	01 Richard J. Blangiardi 02 Clayton K. Honbo 03 Paul J. Kosasa	04 Mike K. Sayama 05 Dwight L. Yoshimura	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.	☐ For	☐ Against	☐ Abstain

3.	To transact such other business as may properly come before the Meeting and at any and all adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:

Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

[GRAPHIC]

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, April 25, 2006

6:00 p.m. Hawaii time

Haleakala and Kilauea Rooms
of the
Hawaii Prince Hotel Waikiki
100 Holomoana Street
Honolulu, Hawaii

[GRAPHIC]

Voting Instructions to Trustee

Central Pacific Bank
401(k) Retirement Savings Plan

I hereby direct The Vanguard Group, as Trustee of the Central Pacific Bank 401(k) Retirement Savings Plan, to vote at the Annual Meeting of Shareholders of Central Pacific Financial Corp. as indicated on the reverse side of this card, any shares allocated to the account in the Plan. The Trustee will vote these shares as you direct. If no direction is given to the Trustee, the Plan’s Trustee will vote your shares held in the Plan in the same proportion as votes received from other participants in the Plan.

This voting instruction card is furnished in connection with the solicitation of proxies by the Board of Directors of the Company. I understand this card must be returned to the Trustee if my voting instructions are to be honored. If it is not received by the Trustee, or if it is received but the voting instructions are invalid, the shares of stock with respect to which I could have directed the Trustee shall be voted by the Trustee in accordance with the terms of the Plan. The Trustee is hereby directed to vote as indicated on the following proposals which are more fully described in the Company’s Notice of Annual Meeting of Shareholders and Proxy Statement. The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting.

See reverse for voting instructions.

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1. Election of Class III directors:	01 Richard J. Blangiardi 02 Clayton K. Honbo 03 Paul J. Kosasa	04 Mike K. Sayama 05 Dwight L. Yoshimura	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.	☐ For	☐ Against	☐ Abstain

3.	To transact such other business as may properly come before the Meeting and at any and all adjournments thereof.

THIS VOTING INSTRUCTION CARD WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:

Date

Signature(s) in Box

Please sign exactly as your name(s) appears on this Voting Instruction Card. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Voting Instruction Card.